$42,500,000

                        POST-CONFIRMATION
                   LOAN AND SECURITY AGREEMENT

                     As of February 9, 2000

                             Between

                           TRISM, INC.
               TRISM SECURED TRANSPORTATION, INC.
                   TRI-STATE MOTOR TRANSIT CO.
 DIABLO SYSTEMS INCORPORATED, d/b/a DIABLO TRANSPORTATION, INC.
        TRISM EASTERN, INC., d/b/a C. I. WHITTEN TRANSFER
                     TRISM HEAVY HAUL, INC.
                TRISM SPECIALIZED CARRIERS, INC.
                  TRISM SPECIAL SERVICES, INC.
                      TRISM LOGISTICS, INC.
                               AND
                      TRISM EQUIPMENT, INC.

                  (collectively, the Borrowers)

                               and

               AERO BODY AND TRUCK EQUIPMENT, INC.
              E.L. POWELL & SONS TRUCKING CO., INC.
                      TRISM TRANSPORT, INC.
                               AND
                 TRISM TRANSPORT SERVICES, INC.

                 (collectively, the Guarantors)

                               and

                THE FINANCIAL INSTITUTIONS PARTY
                    HERETO FROM TIME TO TIME

                   (collectively, the Lenders)

                               and

               THE CIT GROUP/BUSINESS CREDIT, INC.

                           (the Agent)


                       TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS                                           1
          SECTION 1.1    Definitions                            1
          SECTION 1.2    Other Referential Provisions.         28
          SECTION 1.3    Exhibits and Schedules                29

ARTICLE 2 REVOLVING CREDIT LOANS                               29
          SECTION 2.1    Revolving Credit Loans                29
          SECTION 2.2    Manner of Borrowing Revolving
                            Credit Loans                       30
          SECTION 2.3    Repayment of Revolving Credit Loans.  31
          SECTION 2.4    Revolving Credit Note                 32

ARTICLE 3 LETTER OF CREDIT FACILITY                            32
          SECTION 3.1    Issuance                              32
          SECTION 3.2    Advances Automatic; Participations.   33
          SECTION 3.3    Cash Collateral.                      33
          SECTION 3.4    Fees and Expenses.                    34
          SECTION 3.5    Request for Incurrence of Letter of
                            Credit Obligations.                35
          SECTION 3.6    Obligation Absolute.                  35
          SECTION 3.7    Indemnification; Nature of Lenders'
                            Duties.                            36

ARTICLE 4 GENERAL LOAN PROVISIONS                              37
          SECTION 4.1    Interest, Etc.                        37
          SECTION 4.2    Fees.                                 39
          SECTION 4.3    Manner of Payment.                    40
          SECTION 4.4    Loan Accounts: Statements of Account. 40
          SECTION 4.5    Termination of Agreement.             41
          SECTION 4.8    Increased Costs and Reduced Returns.  46

ARTICLE 5 CONDITIONS PRECEDENT                                 48
          SECTION 5.1    Conditions Precedent to Revolving
                           Credit Loans.                       48
          SECTION 5.2    All Loans; Letters of Credit.         52
          SECTION 5.3    Financial Statements.                 53

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF
             BORROWERS AND GUARANTORS                          53
          SECTION 6.1    Representations and Warranties.       53
          SECTION 6.2    Survival of Representation and
                           Warranties, Etc                     64

ARTICLE 7 SECURITY INTEREST                                    64
          SECTION 7.1    Security Interest.                    64
          SECTION 7.2    Continued Priority of Security
                           Interest.                           65

ARTICLE 8 COLLATERAL COVENANTS                                 66
          SECTION 8.1    Collection of Receivables.            66
          SECTION 8.2    Verification and Notification.        68
          SECTION 8.3    Disputes, Returns and Adjustments.    68
          SECTION 8.4    Invoices.                             69
          SECTION 8.5    Delivery of Instruments               69
          SECTION 8.6    Ownership and Defense of Title.       69
          SECTION 8.7    Insurance.                            69
          SECTION 8.8    Location of Offices and Collateral.   71
          SECTION 8.9    Records Relating to Collateral.       72
          SECTION 8.10   Inspection.                           72
          SECTION 8.11   Information and Reports.              72
          SECTION 8.12   Assignment of Claims Act.             73
          SECTION 8.13   Covenants Regarding Intellectual
                            Property Collateral.               74
          SECTION 8.14   Covenants Regarding Trailers.         74
          SECTION 8.15   Appraisals of Trailers.               75
          SECTION 8.16   Appraisals of Mortgaged Real Estate.  75

ARTICLE 9   AFFIRMATIVE COVENANTS                              75
          SECTION 9.1    Preservation of Corporate Existence
                            and Similar Matters.               75
          SECTION 9.2    Compliance with Applicable Law and
                            Material Contracts.                76
          SECTION 9.3    Maintenance of Property.              76
          SECTION 9.4    Conduct of Business.                  76
          SECTION 9.5    Insurance.                            76
          SECTION 9.6    Payment of Taxes and Claims.          76
          SECTION 9.7    Accounting Methods and Financial
                           Records.                            77
          SECTION 9.8    Use of Proceeds.                      77
          SECTION 9.9    Hazardous Waste and Substances;
                            Environmental Requirements.        77
          SECTION 9.10   Landlords' Agreements, Mortgagee
                             Agreements and Bailee Letters     78
          SECTION 9.11   Further Assurances.                   78

ARTICLE 10   INFORMATION                                       79
          SECTION 10.1   Financial Statements                  79
          SECTION 10.2   Accountants' Management Letter.       80
          SECTION 10.3   Officer's Certificate.                80
          SECTION 10.4   Copies of Other Reports.              81
          SECTION 10.5   Notice of Litigation and Other
                            Matters.                           81
          SECTION 10.6   ERISA                                 82
          SECTION 10.7   Accuracy of Information               82
          SECTION 10.8   Revisions or Updates to Schedules     82

ARTICLE 11  NEGATIVE COVENANTS                                 83
          SECTION 11.1   Financial Ratios.                     83
          SECTION 11.2   Indebtedness for Money Borrowed.      83
          SECTION 11.3   Guaranties.                           83
          SECTION 11.4   Investments.                          83
          SECTION 11.5   Unfunded Capital Expenditures.        84
          SECTION 11.6   Restricted Dividend Payments and
                            Purchases, Etc.                    84
          SECTION 11.7   Merger, Consolidation and Sale of
                            Assets.                            84
          SECTION 11.8   Transactions with Affiliates.         84
          SECTION 11.9   Liens.                                84
          SECTION 11.10  Operating Leases.                     84
          SECTION 11.11  Plans.                                84
          SECTION 11.12  Sales and Leasebacks.                 85
          SECTION 11.13  Capital Structure and Business        85
          SECTION 11.14  Change of Control; Change In
                           Management.                         85
          SECTION 11.15  No Impairment of Intercompany
                           Transfers                           85
          SECTION 11.16  No Speculative Transactions.          85
          SECTION 11.17  Pledge of Real Estate.                86

ARTICLE 12  DEFAULT                                            86
          SECTION 12.1   Events of Default                     86
          SECTION 12.2   Remedies                              89
          SECTION 12.3   Application of Proceeds               91
          SECTION 12.4   Miscellaneous Provision Concerning
                           Remedies                            92
          SECTION 12.5   Trademark License                     93

ARTICLE 13   ASSIGNMENTS                                       93
          SECTION 13.1   Successors and Assigns;
                            Participations                     93
          SECTION 13.2   Representation of Lenders             96

ARTICLE 14   AGENT                                             97
          SECTION 14.1   Appointment of Agent                  97
          SECTION 14.2   Delegation of Duties                  97
          SECTION 14.3   Exculpatory Provisions                97
          SECTION 14.4   Reliance by Agent                     98
          SECTION 14.5   Notice of Default                     98
          SECTION 14.6   Non-Reliance on Agent and Other
                           Lenders                             98
          SECTION 14.7   Indemnification                       99
          SECTION 14.8   Agent in Its Individual Capacity      99
          SECTION 14.9   Successor Agent                       99
          SECTION 14.10  Notices from Agent to Lenders        100
          SECTION 14.11  Direction from Lenders               100

ARTICLE 15   MISCELLANEOUS     100
          SECTION 15.1   Notices                              100
          SECTION 15.2   Expenses                             102
          SECTION 15.3   Stamp and Other Taxes                103
          SECTION 15.4   Setoff                               103
          SECTION 15.5   Litigation                           104
          SECTION 15.6   Reversal of Payments                 105
          SECTION 15.7   Injunctive Relief                    105
          SECTION 15.8   Accounting Matters                   105
          SECTION 15.9   Amendments                           105
          SECTION 15.10  Assignment                           107
          SECTION 15.11  Performance of Borrowers' Duties     107
          SECTION 15.12  Indemnification                      107
          SECTION 15.13  All Powers Coupled with Interest     107
          SECTION 15.14  Survival                             107
          SECTION 15.15  Severability of Provisions           108
          SECTION 15.16  Governing Law                        108
          SECTION 15.17  Counterparts                         108
          SECTION 15.18  Reproduction of Documents            108
          SECTION 15.19  Term of Agreement                    109


                            EXHIBITS

EXHIBIT A FORM OF REVOLVING CREDIT NOTE
EXHIBIT B FORM OF NOTICE OF PROPOSED ADVANCE
EXHIBIT C FORM OF BORROWING BASE CERTIFICATE
EXHIBIT D [INTENTIONALLY OMITTED]
EXHIBIT E FORM OF SETTLEMENT REPORT
EXHIBIT F FORM OF STOCK PLEDGE AGREEMENT
EXHIBIT G FORM OF TRADEMARK SECURITY AGREEMENT
EXHIBIT H FORM OF POWER OF ATTORNEY
EXHIBIT I FORM OF GUARANTY
EXHIBIT J FORM OF ASSIGNMENT AND TRANSFER AGREEMENT
EXHIBIT K FORM OF OFFICER'S CERTIFICATE
EXHIBIT L FORM OF SECRETARY'S CERTIFICATE


                           SCHEDULES

SCHEDULE 1.1             Permitted Insurance Premium Finance Agreements
SCHEDULE 2.2:            Authorized Officers
SCHEDULE 6.1(a):         Jurisdictions in Which Qualified as a Foreign
                            Corporation and Borrowers' and Guarantors' FEIN
SCHEDULE 6.1(b):         List of Subsidiaries and Stock Ownership
SCHEDULE 6.1(e):         Business Description
SCHEDULE 6.1(f):         Government Approvals; Compliance with Law
SCHEDULE 6.1(g):         Liens and Rights on Real Property; Trailers
SCHEDULE 6.1(h):         Liens on Other Assets
SCHEDULE 6.1(i):         Indebtedness and Guaranties
SCHEDULE 6.1(j):         Litigation
SCHEDULE 6.1(k):         Tax Returns
SCHEDULE 6.1(o):         Benefit Plans
SCHEDULE 6.1(s):         Collateral Locations and Location of Chief
                             Executive Office
SCHEDULE 6.1(t):         Owned Real Estate
SCHEDULE 6.1(u):         Corporate and Fictitious Names
SCHEDULE 6.1(x):         Collective Bargaining Agreements
SCHEDULE 6.1(y):         Intellectual Property
SCHEDULE 6.1(z):         Trade Names
SCHEDULE 6.1(bb):        Insurance Policies
SCHEDULE 6.1(cc):        Financial Institutions and Bank Accounts
SCHEDULE 6.1(dd):        Government Contracts
SCHEDULE 6.1(ff):        Material Agreements
SCHEDULE 9.1:            Guarantors to be Dissolved
SCHEDULE 11.12:          Sale-Leaseback
SCHEDULE 11.13:          Capital Structure of Borrowers



                       POST-CONFIRMATION
                  LOAN AND SECURITY AGREEMENT

                     As of February 9, 2000

          TRISM, INC., a Delaware corporation ("Trism"), TRISM SECURED TRANSPORTATION, INC., a Delaware corporation ("Trism Secured"), TRI-STATE MOTOR TRANSIT CO., a Delaware corporation ("TSMT"), DIABLO SYSTEMS INCORPORATED D/B/A/ DIABLO TRANSPORTATION, INC., a California corporation ("Diablo"), TRISM EASTERN, INC. D/B/A C.I. WHITTEN TRANSFER, a Delaware corporation ("CI Whitten"), TRISM HEAVY HAUL, INC., a Delaware corporation ("Heavy Haul"), TRISM SPECIALIZED CARRIERS, INC., a Georgia corporation ("Specialized"), TRISM SPECIAL SERVICES, INC., a Georgia corporation ("Special Services"), TRISM LOGISTICS, INC., a New Jersey corporation ("Logistics"), and TRISM EQUIPMENT, INC., a Delaware corporation ("TEI") (each of Trism, Trism Secured, TSMT, Diablo, CI Whitten, Heavy Haul, Specialized, Special Services, Logistics and TEI is herein referred to individually as a "Borrower" and are collectively referred to herein as the "Borrowers"), all with a principal place of business at 4174 Jiles Road, Kennesaw, Georgia 30144, AERO BODY AND TRUCK EQUIPMENT, INC., a Delaware corporation ("Aero Body"), E.L. POWELL & SONS TRUCKING CO., INC., an Oklahoma corporation ("EL Powell"), TRISM TRANSPORT, INC., a Delaware corporation ("Transport"), and TRISM TRANSPORT SERVICES, INC., a Utah corporation ("Transport Services") (each of Aero Body, EL Powell, Transport and Transport Services is herein referred to individually as a "Guarantor" and are collectively referred to herein as the "Guarantors"), the financial institutions party to this Agreement from time to time (each individually a "Lender" and collectively, the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (the "Agent") agree as follows:

RECITALS: The Borrowers have requested that Lenders make a revolving credit facility available to the Borrowers in an aggregate amount up to $42,500,000. The Borrowers' business is a mutual and collective enterprise, and the Borrowers believe that the consolidation of all loans and other accommodations under this Agreement will enhance the Borrowers' aggregate borrowing powers and facilitate the administration of their relationship with the Lenders, all to the Borrowers' respective individual and mutual advantage.

                           ARTICLE 1

                          DEFINITIONS

       SECTION 1.1    Definitions.  For the purposes of this Agreement:

          "Account Debtor" means a Person who is obligated on a Receivable.

          "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

          "Administration Fee" shall have the meaning assigned to such term in Section 4.2(b).

          "Advance" means amounts advanced by the Lenders to a Borrower pursuant to Section 2 hereof.

          "Affiliate" means, with respect to a Person, (a) any partner, officer, shareholder (if holding more than ten percent (10%) of the outstanding shares of capital stock of such Person), director, employee or managing agent of such Person or such Person's Affiliates,
(b) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person,
(ii) directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or
(iii) ten percent (10%) or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise.

          "Agency Account" means an account of a Borrower maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

          "Agency Account Agreement" means an agreement among a Borrower, the Agent and a Clearing Bank, in form and substance satisfactory to the Agent, concerning the collection, treatment and remission of payments or other deposits which represent the proceeds of Receivables or of any other Collateral.

          "Agent" means The CIT Group/Business Credit, Inc., a New York corporation, and any successor agent appointed pursuant to
Section 14.9 hereof.

          "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 15.1(c) hereof.

          "Agreement" means and includes this Loan and Security Agreement, including all Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto.

          "Agreement Date" means the date as of which this Agreement is dated.

          "Anniversary Date" shall mean the Initial Anniversary Date and the same date in every year thereafter.
          "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without limitation, Environmental Laws.

          "Appraised Orderly Liquidation Value" means the orderly liquidation value of the Trailers or the Mortgaged Real Estate, as the case may be, determined from time to time by an appraiser satisfactory to the Agent, in its sole discretion, in accordance with the terms hereof.

          "Asset Disposition" means the disposition of any asset of any Borrower or any of its Subsidiaries.

           "Assignment and Transfer" means an assignment and transfer in the form attached hereto as Exhibit J assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to Section 13.1.

          "Audited  Financial  Statements"  shall  have  the   meaning
assigned to such term in Section 10.1(a) hereof.

          "Availability Shortfall" shall mean a condition which occurs, at any time and from time to time, when the Borrowers' Borrowing Base Availability has remained below $5,000,000 for a period of ten (10) consecutive Business Days during the term hereof.

          "Benefit Plan" means an "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which a Borrower or any Related Company is, or with respect to defined benefit plans (as defined under ERISA) within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

          "Billed Eligible Receivables" shall mean the aggregate amount of Eligible Receivables for which the services related thereto have been performed by a Borrower and invoices have been rendered to the respective customers.

          "Borrower"  and/or  "Borrowers"  shall  have  the   meanings
ascribed to such terms in the preamble of this Agreement.

          "Borrowing Base" means at any time an amount equal to the sum of Borrowing Base A and Borrowing Base B.

          "Borrowing Base A" means at any time an amount equal to the lesser of:

          (a)  $30,000,000 less the sum of

               (i)  the Letter of Credit Reserve, plus
               (ii) such other reserves as the Agent may establish from time to time in the exercise of its reasonable credit judgment, plus

               (iii) the amount of any overadvance on  Borrowing
          Base B, or

          (b)  an amount equal to

               (i) the sum of (A) eighty-five percent (85%) of the face value of Billed Eligible Receivables due and owing at such time, plus (B) the lesser of (x) $5,000,000 or (y) the lesser of (I) eighty percent (80%) of the face value of Unbilled Eligible Receivables due and owing at such time or (II) twenty-five percent (25%) of the face value of Billed Eligible Receivables due and owing at such time, less

               (ii)  the sum of (x) the Letter of Credit Reserve, plus
(y) such other reserves as the Agent may establish from time to time in the exercise of its reasonable credit judgment, plus (z) the amount of any overadvance on Borrowing Base B.

          "Borrowing Base B" means at any time an amount equal to the lesser of:

          (a)   $12,500,000  less  an amount  equal  to  (i)  $150,000
multiplied by (ii) the number of whole months which have elapsed since the Effective Date; or

          (b) an amount equal to the sum of (i) eighty percent (80%) of the Appraised Orderly Liquidation Value of the Trailers, plus (ii) seventy percent (70%) of the Appraised Orderly Liquidation Value of the Mortgaged Real Estate.

          "Borrowing Base Availability" means at any time (a) the Borrowing Base at such time less (b) the aggregate principal amount of Revolving Credit Loans outstanding at such time.

          "Borrowing Base Certificate" means a certificate in the form attached hereto as Exhibit C.

          "Business Day" means any day other than a Saturday, Sunday or other day on which either the office of Chase Manhattan Bank, N.A., in New York, New York or the Agent's office in Atlanta, Georgia is authorized to close.

          "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

          "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

          "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "Cash Collateral" means collateral consisting of cash or Cash Equivalents on which the Agent, for the benefit of itself as the Agent and the Lenders, has a first priority Lien.

          "Cash Equivalents" means

          (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (b) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.;

          (c) certificates of deposit or bankers' acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000 and, unless issued by the Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank; and

          (d) repurchase agreements in form and substance and for amounts satisfactory to the Agent.

          "Change in Management" means if (a) (i) Mr. Edward McCormick no longer holds the position of Chairman and Chief Executive Officer of each Borrower and Guarantor, or (ii) Mr. James Overley no longer holds the position of Senior Vice President, Chief Financial Officer and Treasurer of each Borrower and Guarantor, or (b) any material diminution occurs in the powers, duties or responsibilities of the respective positions of Messrs. McCormick or Overley identified in clause (a) above.

          "Change of Control" means: (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of thirty-two and one-half percent (32.5%) or more of the voting power of the then outstanding common stock of Trism;(b) during any period of twelve (12) consecutive calendar months, individuals who were directors of Trism on the first (1st) day of such period shall cease to constitute a majority of the board of directors of Trism; provided that a director who has resigned or is replaced during such time shall not be included in any determination of whether a change of control has occurred pursuant to this clause (b) to the extent such director is replaced by a successor director elected by a majority of those directors who were directors at the commencement of such period; or (c) the sale, lease, transfer or other disposition by any Borrower or any Guarantor, in one or a series of related transactions, of all or a substantial portion of its assets to any Person.

          "Charges" means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Secured Obligations, (c) the employees, payroll, income or gross receipts of Borrowers, (d) the ownership or use of any assets by any Borrower, or (e) any other aspect of Borrowers' business.

          "Chase Manhattan Bank Rate" shall mean the rate of interest per annum announced by Chase Manhattan Bank, N.A. from time to time as its prime rate in effect at its principal office in the City of New York. Such rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank, N.A. to its borrowers.

          "Clearing Bank" means any banking institution including, without limitation, Mercantile Bank, with which an Agency Account has been established pursuant to an Agency Account Agreement.

          "Closing Fee" shall have the meaning assigned to such term in Section 4.2(a).

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means and includes all of each and every Borrower's and each and every Guarantor's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

          (a)  all Receivables,

          (b)  all Contracts,

          (c)  all Contract Rights,

          (d)  all General Intangibles,

          (e)  the Mortgaged Real Estate,

          (f)  the Stock,

          (g)  the Trailers,

          (h) all goods and other property (other than truck tractors, computer and communications equipment including satellite tracking equipment, and Real Estate other than the Mortgaged Real Estate), whether or not delivered,

               (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or

               (ii)  securing any Receivable,

     including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other property,

          (i) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any Receivable or other Collateral, or are acquired for the purpose of securing and enforcing any item thereof,

          (j) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

          (k) all files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Receivables or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

          (l) all cash or Cash Equivalents deposited with the Agent or any Lender or any Affiliate of the Agent or any Lender or which the Agent, for the benefit of the Lenders, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents or any agreement relating to any Letters of Credit, and

          (m) any and all products and proceeds of the foregoing (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of, the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, Cash Equivalents, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

          "Collateral  Valuation" means an aggregate amount  equal  to
(a) the amount set forth in subsection (a) of the definition of Borrowing Base B less (b) an amount equal to (i) eighty percent (80%) of the Appraised Orderly Liquidation Value of the Trailers, based on the most recent appraisal thereof, plus (ii) seventy percent (70%) of the Appraised Orderly Liquidation Value of the Mortgaged Real Estate, based on the most recent appraisal thereof.

          "Collection Account" means the Agent's account at The Chase Manhattan Bank, N.A., New York, New York; ABA No. 021000021; For the Account of The CIT Group/Business Credit Account No.144026613;
Reference: Trism Inc.

          "Commitment" means, as to each Lender, the amount set forth opposite such Lender's name on the signature pages hereof, representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of Section 13.1), to make Revolving Credit Loans and to purchase participations in Letters of Credit or, from and after the date hereof, in the Register (as defined in Section 13.1(d)) representing such Lender's obligation to make Revolving Credit Loans and to purchase participations in Letters of Credit.

          "Commitment Fee" means the fee paid by the Borrowers to the Agent pursuant to and in connection with the execution by the Borrowers of the Commitment Letter.

          "Commitment Letter" shall mean the commitment letter dated December 10, 1999, issued by the Agent to, and accepted by, the Borrowers as the same may be amended prior to the Effective Date.

          "Commitment  Percentage"  means,  as  to  any  Lender,   the
percentage of the Total Commitment obtained by dividing such Lender's Commitment by the Total Commitment.

          "Confirmation Order" means that certain Order Confirming Debtors' Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, entered by the Court on December 9, 1999.

          "Consolidated Balance Sheet" shall mean a consolidated balance sheet for the Borrowers and Guarantors and the consolidated Subsidiaries of each of the Borrowers and Guarantors, eliminating all inter-Borrower and Borrower-Guarantor transactions and prepared in accordance with GAAP.

          "Consolidating Balance Sheet" shall mean a Consolidated Balance Sheet plus individual balance sheets for each Borrower and Guarantor and the consolidated subsidiaries of each such Borrower and Guarantor, showing all eliminations of inter-Borrower and Borrower-Guarantor transactions and prepared in accordance with GAAP and including a balance sheet for each such Borrower and Guarantor exclusively.

          "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

          "Contracts" shall mean all "contracts," as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by any Borrower or any Guarantor, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by chattel paper, documents or instruments as such terms are defined in the Uniform Commercial Code) in or under which any Borrower or any Guarantor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Receivable.

          "Contract Rights" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under Contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

          "Controlled Disbursement Account" means one or more accounts maintained by and in the name of the Borrowers with a Disbursing Bank for the purposes of disbursing Revolving Credit Loan proceeds and amounts deposited thereto.

          "Default" means any of the events specified in Section 12.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

          "Default Margin" means two percent (2.0%) per annum.

          "DIP Facility" means the credit facility represented by that certain Senior Secured Superpriority Debtor-In-Possession Loan and Security Agreement, dated as of September 20, 1999, by and among, inter alia, the Borrowers, the Agent (as a lender and as agent thereunder), and other lenders party thereto from time to time, together with the other Loan Documents (as defined therein), in each case as amended.

          "Disbursing Bank" means any commercial bank with which a Controlled Disbursement Account is maintained after the Effective Date.

          "Disclosure Statement" means that certain Second Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Second Amended and Restated Joint Plan of Reorganization of the Debtors, dated as of October 25, 1999.

          "Dollar" and "$" means freely transferable United States dollars.

          "EBITDA" means, for any period, an amount equal to the Borrowers' aggregate consolidated Net Income from recurring operations, excluding extraordinary items, plus Interest Expense, depreciation and amortization expense, and taxes.
          "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

          "Early Termination Date" shall mean the date prior to the Initial Anniversary Date on which (a) the Borrowers terminate this Agreement or the Revolving Credit Facility, or (b) this Agreement or the Revolving Credit Facility terminates due to a Default or Event of Default hereunder.

          "Early Termination Fee" shall mean a fee payable to the Agent, on behalf of the Lenders (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement or any other Loan Documents), as liquidated damages for the loss of the benefit of the bargain and not as a penalty, in an amount equal to (a) $637,500, if an Early Termination Date occurs on or before February 8, 2001, (b) $425,000, if an Early Termination Date occurs on or before February 8, 2002, or (c) $212,500, if an Early Termination Date occurs on or before February 7, 2003.

          "Effective Date" means the later of (a) the Agreement Date, and (b) the first date on which all of the conditions set forth in
Article 5 shall have been fulfilled.

          "Effective Interest Rate" means each rate of interest per annum on the Revolving Credit Loans in effect from time to time pursuant to the provisions of Section 4.1.

          "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any State thereof, or any commercial finance or asset based lending affiliate of any such commercial bank or any commercial finance or asset based lending entity, in any case having total assets in excess of $1,000,000,000;
(b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, having a net worth of at least $250,000,000 calculated in accordance with GAAP; and (c) any Lender listed on the signature page of this Agreement; provided in each case that the representation contained in Sections 13.1(c)(i) and
13.2 hereof shall be applicable with respect to such institution or Lender.

          "Eligible Receivable" means the unpaid portion of a Receivable payable in Dollars to a Borrower net of any returns, discounts, claims, credits, charges or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition which is deemed by the Agent in its reasonable credit judgment to be eligible for inclusion in the calculation of the Borrowing Base. Unless otherwise approved in writing by the Agent, no Receivable shall be deemed an Eligible Receivable unless it meets all of the following requirements: (a) such Receivable is owned by a Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of such Borrower to make such Receivable payable by the Account Debtor, other than invoicing by such Borrower in the case of an Unbilled Eligible Receivable; (b) such Receivable is not unpaid more than ninety (90)
days after the date of the original invoice or past due more than seventy-five (75) days after its due date; (c) such Receivable does not arise out of any transaction with any Subsidiary or Affiliate of a Borrower; (d) such Receivable is not owing by an Account Debtor more than fifty percent (50%) of whose then-existing accounts owing to a Borrower do not meet the requirements set forth in clause (b) above;
(e) if the Account Debtor with respect thereto is located outside of the United States of America (a "Foreign Receivable"), the transportation services which gave rise to such Receivable were rendered after receipt by a Borrower from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution acceptable to the Agent and is in form and substance acceptable to the Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and has been duly delivered to the Agent (an "L/C Backed Foreign Receivable"); provided that the Borrowers may include in Eligible Receivables, in the aggregate, an amount of up to $500,000 of Foreign Receivables which are not L/C Backed Foreign
Receivables, if the Account Debtors with respect to such Foreign Receivables are located in Canada, and; (f) if such Receivable is subject to the Assignment of Claims Act of 1940, as amended from time to time, or any Applicable Law now or hereafter existing similar in effect thereto, as determined in the sole discretion of the Agent, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment that, upon the request of the Agent pursuant to Section 8.12 or otherwise, a Borrower promptly complies with the requirements of Section 8.12; (g) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Agent's reasonable credit judgment, have a Materially Adverse Effect on such Account Debtor; (h) excluding any Receivable owing by any agency or department of the federal government, such Receivable is not owing by an Account Debtor, who or along with a group of affiliated Account Debtors has then-existing accounts owing to a Borrower which exceed in face amount fifteen percent (15%) of such Borrower's total Eligible Receivables; (i) if such Receivable is a Billed Receivable, it is evidenced by an invoice or other documentation in a form acceptable to the Agent containing only terms normally offered by a Borrower, (j) if such Receivable is an Unbilled Receivable, then no more than fifteen (15) days have elapsed from the earlier of the date on which (i) such Receivable was created or arose, (ii) such sale was made or service performed, or (iii) such Receivable could have been invoiced by such Borrower; (k) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent (and no facts (i) exist to the knowledge of any Borrower, or (ii) have been disclosed in the course of any audit, which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor; (l) such Receivable is not evidenced by chattel paper or an instrument of any kind; (m) such Receivable does not arise out of a rebill or advertising bill; (n) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien; and (o) any other requirements deemed necessary by the Agent in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of the Agent.

          "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 6901 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., as amended; the Clean Air Act, 46 U.S.C. 7401 et seq., as amended; and state and federal lien and environmental cleanup programs.

          "Environmental Lien" means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or
(b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the environment.

          "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

          "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals, registrations or other written documents required by any Governmental Authority under any Environmental Laws.

          "Event  of  Default"  means any of the events  specified  in
Section 12.1, provided that any requirement for notice or lapse of time or any other express condition has occurred or been satisfied.

          "Expense Deposit" means the amount of funds paid by the Borrowers to the Agent from time to time pursuant to the terms and conditions of the Commitment Letter, to be applied against all fees, costs and out-of-pocket expenses incurred by the Agent in connection with the Commitment Letter, as such amount may be increased from time to time by amounts actually received by the Agent from the Borrowers.

          "Financial Officer" means the chief financial officer, Treasurer or Controller of a Borrower.

          "Financing Statements" means all Uniform Commercial Code financing statements required by the Agent and executed by a Borrower, in form and substance satisfactory to the Agent.

          "Fiscal Month" shall mean each calendar month during the Fiscal Year.

          "Fiscal Quarter" shall mean each three (3) month period ended March 31, June 30, September 30 and December 31 of each year.

          "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

          "Fixed Charge Coverage Ratio" shall mean, for the relevant period, the ratio determined by dividing an amount equal to (a)(i) the sum of (A) EBITDA and (B) all amounts paid and accrued with respect to Operating Leases and which were deducted as operating expenses in calculating EBITDA less (ii) the sum of (A) all federal, state and local income tax expenses paid and accrued and (B) Unfunded Capital Expenditures, by (b) the sum of (i) scheduled payments of principal with respect to Indebtedness, (ii) all Interest Expense, (iii) all amounts paid and accrued with respect to Operating Leases and which were deducted as operating expenses in calculating EBITDA and (iv) all payments with respect to Capitalized Leases less the portions, if any, of Residual Value Payments relating thereto which were satisfied by means other than payment in cash or by check or wire transfer.

          "Fresh Start Financial Statements" shall have the meaning ascribed to such term in Section 6.1(m) hereof.

          "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

          "General Intangibles" means, as to any Person, all of such Person's then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Receivables), including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, any letter of credit, guarantee, claims, security interest or other security held by or granted to such Person to secure payment by an Account Debtor of any of the Receivables.

          "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantor"  shall  mean  each  of  Aero  Body   and   Truck
Equipment, Inc., E.L. Powell & Sons Trucking Co., Inc., Trism Transport, Inc., and Trism Transport Services, Inc., and "Guarantors" shall collectively refer to all of the above-listed entities.

          "Guaranty Agreement" means the Guaranty, dated as of the Effective Date, executed by the Guarantors in favor of the Agent, for the benefit of the Lenders, as amended, modified or supplemented from time to time.

          "Guaranty," "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include

     (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

     (b) an agreement direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss, (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligations.

          "Indebtedness" of any Person means, without duplication, (a) Liabilities, (b) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of Reimbursement Obligations under letters of credit, (c) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (d) Capitalized Lease Obligations, (e) all obligations (including, during the noncancelable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (f) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and (g) the Secured Obligations.

          "Initial Anniversary Date" shall mean that date which is two
(2)  years and three hundred sixty-four (364) days after the Effective
Date.

          "Intellectual Property" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

          "Interest Expense" means the interest on Indebtedness during the period for which computation is being made, excluding (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, and (b) interest paid in kind.

          "Interest Payment Date" means the first (1st) day of each calendar month commencing on March 1, 2000, and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

          "Investment" means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses, (c) any Guaranty of the obligations of any other Person, or (d) any commitment or option to take any of the actions described in clauses (a), (b) or (c) above.

          "IRS" means the Internal Revenue Service.

          "Issuing Bank" means any banking institution which is an issuer of a Letter of Credit and its successors and assigns hereunder.

          "Lender" means at any time any financial institution party to this Agreement at such time, including any such Person becoming a party hereto pursuant to the provisions of Article 13 hereof, and its successors and assigns, and "Lenders" shall mean all such Lenders, collectively.
          "Letter of Credit" means any Letter of Credit issued by an Issuing Bank for the account of a Borrower pursuant to Article 3.

          "Letter of Credit Amount" means, with respect to any Letter of Credit, the aggregate maximum amount at any time available for drawing under such Letter of Credit.

          "Letter of Credit Facility" means that portion of this Agreement pursuant to which Letters of Credit are provided.

          "Letter of Credit Obligations" means, at any time, the sum of (a) the aggregate Reimbursement Obligations of the Borrowers at such time, plus (b) the aggregate Letter of Credit Amount for all Letters of Credit outstanding at such time, plus (c) the aggregate Letter of Credit Amount for all Letters of Credit the issuance of which has been authorized by the Agent and the Issuing Lender pursuant to Section 3.1 but that have not yet been issued, in each case (i) as determined by the Agent, and (ii) expressly including all such amounts outstanding under the DIP Facility as of the Effective Date, which shall automatically, and without any further action by any Person, be deemed assumed by the Borrowers and constitute Secured Obligations hereunder (without duplication) upon the occurrence of the Effective Date.

          "Letter of Credit Reserve" means, at any time, the aggregate Letter of Credit Obligations at such time, excluding Letter of Credit Obligations that are fully secured by Cash Collateral.

          "Letter of Interest" shall mean that certain Letter of Interest from the Agent to Trism, dated as of December 1, 1999, with respect to a Post-Confirmation Credit Facility.

          "Leverage Ratio" means for any fiscal period, the ratio determined by dividing (a) the Total Liabilities by (b) the Net Worth.

          "Liabilities" means, as at the end of any fiscal period, all liabilities determined in accordance with GAAP and included on a balance sheet.

          "LIBOR" shall mean at any time of determination, and subject to availability, for each interest period the higher of the applicable London Interbank Offered Rate paid in London on dollar deposits from other banks as (a) quoted by Chase Manhattan Bank, N.A., (b) published under "Money Rates" in the New York City edition of the Wall Street Journal or, if there is no such publication or statement therein as to LIBOR, then in any publication used in the New York City financial community, or (c) determined by the Agent based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London
Time).

          "LIBOR Loan" shall mean those Revolving Credit Loans for which the Borrowers have elected to use LIBOR for interest rate computations.

          "LIBOR Option" shall have the meaning assigned to such term in Section 4.1(a)(i).

          "LIBOR Period" shall have the meaning assigned to such term in Section 4.1(a)(i) hereof.

          "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income and profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, and (c) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

          "Loan(s)" means any Revolving Credit Loan, as well as such loans collectively, as the context requires.

          "Loan Account" and "Loan Accounts" shall have the meanings ascribed thereto in Section 4.4.

          "Loan Documents" means collectively this Agreement, the Notes, the Security Documents, the Guaranty Agreement, the Pledge Agreement, and each other instrument, agreement or document executed by the Borrowers, the Guarantors or any Affiliate or Subsidiary of the Borrowers or the Guarantors in connection with this Agreement whether prior to, on or after the Effective Date and each other instrument, agreement or document referred to herein or contemplated hereby, all in form and substance acceptable to the Agent.

          "Lockbox" means each U. S. Post Office Box specified in a Lockbox Agreement.

          "Lockbox Agreement" means each agreement between a Borrower and a Clearing Bank concerning the establishment of a Lockbox for the collection of Receivables.

          "Make-Whole Amount" shall have the meaning assigned to such term in Section 4.7(b) hereof.

          "Margin Stock" means margin stock as defined in Section 221.1(h) of Regulation U, as the same may be amended or supplemented from time to time.

           "Materially Adverse Effect" means, with respect to any Person, a materially adverse effect upon such Person's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects, and in addition (a) with respect to a Borrower, includes a materially adverse effect upon such Borrower's ability to perform its obligations hereunder or under any other Loan Document to which it is a party or upon the enforceability of such obligations against such Borrower, and (b) with respect to a Guarantor, includes a materially adverse effect upon such Guarantor's ability to perform its obligations under the Guaranty Agreement, or under any other Loan Document to which it is a party or upon the enforceability of such obligations against such Guarantor.

          "Minimum Commitment" shall have the meaning ascribed to such term in Section 13.1(b) hereof.

          "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, and (d) Indebtedness that is such by virtue of clause (f) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

          "Mortgaged Real Estate" means all real property and improvements owned by Trism and located at 4174 Jiles Road in Kennesaw, Georgia comprising the Borrowers' executive offices and principal place of business.

          "Mortgages" means and includes any mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered or that may be executed and delivered by any Borrower to the Agent, for the benefit of itself and the Lenders.

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a Borrower or a Related
Company is required to contribute or has contributed within the immediately preceding six years.

          "Net Income" or "Net Loss" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP, provided that there shall be excluded: (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person,
(b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions, (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon, (e) any net gain arising from the collection of the proceeds of any insurance policy, (f) any write-up of any asset, and (g) any other extraordinary item.

          "Net Outstandings" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender to the Agent in respect of Revolving Credit Loans or otherwise under this Agreement less (b) all amounts paid by the Agent to such Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Credit Loans or the Letter of Credit Obligations.

          "Net Proceeds" means proceeds received by a Borrower or any of its Subsidiaries in cash from any Asset Disposition (including, without limitation, payments under notes or other debt securities received in connection with any Asset Disposition), net of: (a) the reasonable transaction costs of such sale, lease, transfer or other disposition; (b) any tax liability arising solely from such transaction; and (c) amounts applied to repayment of Indebtedness (other than the Secured Obligations) secured by a Permitted Lien on the asset or property disposed.

          "Net Worth" means, as at the end of any fiscal period, the total shareholders' equity determined in accordance with GAAP (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) included on a Consolidated Balance Sheet.

          "Non-Ratable Loan" means a Revolving Credit Loan made by the Settlement Lender in accordance with the provisions of Section 4.7(b)(ii).

          "Note" means a Revolving Credit Note, individually, and "Notes" means all such Notes, collectively.

          "Operating Lease" shall have the meaning assigned to such term in Section 11.10 hereof.

          "Operating Lease Obligations" means the aggregate amount of all obligations under all Operating Leases of a Borrower and any of its Subsidiaries as of the end of any relevant fiscal period, where such obligations, with respect to any such Operating Lease, are in an amount equal to the sum of the following, in each case discounted to present value using the implicit interest rate embedded in such Operating Lease: (a) the monthly lease payment under such Operating Lease multiplied by the number of months then remaining in the term of such Operating Lease plus (b) the amount of any optional or mandatory residual payment due at the end of the term of such Operating Lease upon payment of which such Borrower will acquire the asset(s) subject to such Operating Lease.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

          "POR Effective Date" means the "Effective Date" of the Plan of Reorganization, as such term is defined therein.

          "Permitted Existing Indebtedness" means the Indebtedness set forth on Schedule 6.1(i) hereto.

          "Permitted Guaranties" means (a) the Guaranty in favor of the Agent, (b) those described on Schedule 6.1(i) hereto, and (c) guarantees of Permitted Obligations.

          "Permitted Incremental Obligations" means, for each of the respective Fiscal Years of the Borrowers ending on December 31, 2000, 2001 and 2002, an amount equal to (a) $50,000,000 less (b) the sum of
(i) all payments made or scheduled to be made by any Borrower during such Fiscal Year on or with respect to Purchase Money Indebtedness, Operating Leases and (without duplication) Indebtedness for Money Borrowed which, in each case, was incurred by a Borrower prior to the commencement of such Fiscal Year, and (ii) the aggregate amount of all Unfunded Capital Expenditures by any Borrower during such Fiscal Year.

          "Permitted Insurance Premium Finance Agreement(s)" shall have the meaning ascribed to such term in the definition of Permitted Liens.

          "Permitted Investments" means (a) direct obligations of the United States of America, or any agency, thereof, or obligations guaranteed as to principal and interest by the United States of America, or any agency thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least Five Hundred Million Dollars ($500,000,000); and (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc. respectively.

          "Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but in all cases, only if payment shall not at the time be required to be made in accordance with Section 9.6; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the real estate of a Borrower, which in the reasonable credit judgment of the Agent do not materially detract from the value of such real estate or impair the use thereof in such business of such Borrower; (d) Liens securing Permitted Obligations; (e) Liens of the Agent, for the benefit of the Lenders, arising under this Agreement and the other Loan Documents;
(f) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which a Borrower is fully protected by insurance or in respect of which such Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of such Borrower; and (g) Liens on insurance proceeds payable under insurance policies maintained by any Borrower or Guarantor to the extent, but only to the extent, that such Liens arise pursuant to an insurance premium finance agreement listed on Schedule 1.1 hereto or pursuant to an insurance premium finance agreement approved by Agent in writing (collectively, the "Permitted Insurance Premium Finance Agreements").

          "Permitted Obligations" means the aggregate amount of outstanding Purchase Money Indebtedness, Operating Lease Obligations and Indebtedness for Money Borrowed which, and only to the extent, is incurred in accordance with the provisions of this Agreement, including without limitation, Section 11.2.

           "Person" means an individual, corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

          "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which a Borrower or any Related Company is, or with respect to defined benefit plans (as defined under ERISA) within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

          "Plan of Reorganization" means that certain Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of October 25, 1999, as confirmed by order of the United States Bankruptcy Court for the District of Delaware on December 9, 1999.

          "Pledge Agreement" means the Stock Pledge Agreement dated as of the Effective Date, among Trism, Trism Secured, Heavy Haul, TSMT and Specialized and the Agent, for the ratable benefit of the Lenders, as amended, modified or supplemented from time to time.

          "Pre-Petition Loan Agreement" means that certain Loan and Security Agreement, dated as of July 14, 1997, by and among the Borrowers, certain affiliates of the Borrowers, the Agent and the lenders identified therein, as amended.

          "Prime Option" shall have the meaning assigned to such term in Section 4.1(a)(i).

          "Purchase Money Indebtedness" means (a) Indebtedness created to finance or refinance the payment of all or any part of the lesser of (i) the purchase price or (ii) the fair market value, of any tangible asset (other than inventory), and secured only by Purchase Money Liens and (b) Capitalized Lease Obligations.

          "Purchase Money Lien" means any Lien securing Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the tangible asset (other than inventory) which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien.

          "Real Estate" means all of each and every Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each and every Borrower's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, including, without limitation the real property described on Schedule 6.1(t).

          "Receivables" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising
(a) rights to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, contract rights, chattel paper, General Intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contracts and Contract Rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person and guaranties, security and Liens securing payment thereof and (b) cash and non-cash proceeds of any of the foregoing.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

          "Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as the Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by an Issuing Bank and a Borrower, provided that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

          "Reimbursement  Obligations"  means  the  reimbursement   or
repayment  obligations of a Borrower to an Issuing  Bank  pursuant  to
Article 3 or pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit.

          "Related  Company"  means,  as  to  any  Person,   any   (a)
corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in clause (a) above or any partnership, trade or business described in clause (b) above.

          "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

          "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Replacement Letters of Credit" shall have the meaning assigned to such term in Section 3.3(b) hereof.

          "Required Lenders" means, at any time, any combination of Lenders whose Commitment Percentages at such time aggregate in excess of sixty-six and two-thirds percent (66_%).

          "Residual Value Payments" means the respective final cash payments under Capitalized Leases required to be made to the lessors by the Borrowers upon the termination of such Capitalized Leases.

          "Restricted Distribution" by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

          "Restricted Payment" means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Secured Obligations and Trade Debt), and (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt), including, without limitation, any management fees, owing to an Affiliate of such Person.

          "Revolving Credit Facility" means that portion of this Agreement pursuant to which Revolving Credit Loans are made.

          "Revolving Credit Facility Cap" means an amount equal to $42,500,000.

          "Revolving Credit Loans" means the aggregate outstanding amount of the Advances made to the Borrowers, from time to time, pursuant to Section 2.1.

          "Revolving Credit Note" means each Revolving Credit Note made by the Borrowers payable to the order of a Lender evidencing the obligation of the Borrowers to pay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of Exhibit A hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced,

          "Schedule of Receivables" means a schedule delivered by the Borrowers to the Agent, from time to time, pursuant to the provisions of Section 8.11 setting forth a detailed aged trial balance of all the then existing Receivables, specifying the name of each Account Debtor and balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed.

           "Secured Obligations" means, in each case whether now in existence or hereafter arising, (a) the principal of, and interest and premium, if any, on, the Revolving Credit Loans including, without limitation, present and future Advances and present and future obligations, whether optional or obligatory, in connection with the Indebtedness created thereby, (b) the Reimbursement Obligations and all other obligations of any Borrower or any Guarantor to the Agent or any Lender in connection with the issuance of Letters of Credit, and
(c) all indebtedness, liabilities, obligations, covenants and duties of any Borrower or any Guarantor to the Agent or to the Lenders of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, or the DIP Facility, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to Article 4 and expenses required to be paid or reimbursed pursuant to Section 15.2.

          "Security Documents" means each of the following:

          (a)  the Mortgage, relating to the Mortgaged Real Estate,

          (b)  the Financing Statements,

          (c)  the Guaranty Agreement,

          (d)  the Pledge Agreement,

          (e)  the Trademark Security Agreement, and

          (f) each other writing executed and delivered by a Borrower or any other Person securing the Secured Obligations. and

          (g) the certificates of titles for the Trailers, with the first-priority Lien of the Agent properly noted thereon.

          "Security Interest" means the valid and perfected first priority Liens of the Agent, for the benefit of the Lenders, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

          "Settlement Date" means each Business Day after the Effective Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of Section 4.7(b)(i) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of
Section 4.7.

          "Settlement Lender" means, for the purposes of Section 4.7, the Agent in its capacity as a Lender.

          "Settlement Report" means each report, substantially in the form attached hereto as Exhibit E, prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding
Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Commitment Percentage thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and fees received by the Agent from a Borrower during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

          "Stock" shall mean all of the issued and outstanding stock, whether or not evidenced by any certificate or other document or instrument, of all of the direct and indirect Subsidiaries of Trism, which Stock will be pledged as Collateral for the Secured Obligations.

          "Subordinated Indebtedness" means the Indebtedness evidenced by the Subordinated Indenture.

          "Subordinated Indenture" shall mean that certain Indenture, dated as of February 15, 2000, between Trism, as Issuer, U.S. Bank Trust National Association, as Trustee, and certain of the Borrowers, as Guarantors, relating to the issuance of $30,000,000 of Trism's 12% Senior Subordinated Notes due 2005, as supplemented or amended from time to time.

          "Subsidiary"

          (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of fifty percent (50%) or more of the stock of any class or classes or fifty percent (50%) or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

               (i) if the holders of such stock, or other ownership interests, (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

               (ii) in the case of such other ownership interests,  if
          such   ownership  interests  constitute  a  majority  voting
          interest, and

          (b) when used with respect to a Plan, ERISA or a provision of the Code pertaining to employee benefit plans, also means any corporation, trade or business (whether or not incorporated) which is under common control with a Borrower and is treated as a single employer with such Borrower under Section 414(b) or (c) of the Code and the regulations thereunder.

          "Substitution Trailers" means any trailers or other vehicles or equipment pledged to the Agent by one or more Borrowers or Guarantors from time to time in accordance with Section 8.14 hereof, free and clear of any Lien, in replacement or substitution of (a) any Trailer set forth on Schedule 6.1(g) hereto or (b) any subsequent replacement or substitution of such Trailers.

          "Termination Date" means, unless an Early Termination Date occurs in accordance with the terms hereof (and then only upon payment of the Early Termination Fee by the Borrowers), the date which is the Initial Anniversary Date.

          "Termination Event" means (a) a "Reportable Event" as defined in Section 4043(b) of ERISA, but excluding any such event as to which the provision for thirty (30) days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

          "Total Commitment" means $42,500,000.

          "Total Liabilities" means, as at the end of any relevant fiscal period, the sum of (a) the Liabilities reflected on the Consolidated Balance Sheet as of such date, and (b) the aggregate amount of all Operating Lease Obligations of the Borrowers and all of their respective Subsidiaries as of such date.

          "Trade Debt" means the obligations of any Borrower or Guarantor to any vendor or supplier which provides goods or services to such Borrower or Guarantor in the ordinary course of the Borrower's or Guarantor's business, in commercial transactions, at arm's length, and in accordance with ordinary business terms and acceptable industry standards.

          "Trademark Security Agreement" means the Assignment of Security Interest in Trademarks, dated on or about the Effective Date, by a Borrower to the Agent, for the benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

          "Trailers" means (a) those trailers and other vehicles owned by one or more Borrowers or Guarantors and pledged to the Agent, on behalf of the Lenders, in accordance with this Agreement, free and clear of any Lien, as set forth on Schedule 6.1(g) hereto, and (b) any Substitution Trailers.

          "Trism" shall have the meaning ascribed to such term in the preamble hereof.

          "Unbilled Eligible Receivables" shall mean the aggregate amount of Eligible Receivables representing amounts for which all of the services related thereto have been performed by a Borrower but for which no invoice has been rendered to the respective customers.

          "Unfunded Capital Expenditures" means Capital Expenditures which are paid for by a Person other than with the proceeds of Indebtedness for Money Borrowed (other than the Revolving Credit Loans) incurred to finance such Capital Expenditures and other than those represented by Capitalized Lease Obligations.

          "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which

          (a) the present value of all vested nonforfeitable benefits under such Plan exceeds

          (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

          "Unused Facility Fee" shall have the meaning assigned to such term in Section 4.2(d).

               SECTION 1.2    Other Referential Provisions.

          (1) All defined terms in this Agreement, the Exhibits and Schedules hereto shall have the same meanings when used in any other Loan Document, unless the context shall require otherwise.

          (2) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

          (3) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. In any circumstance where use of the term "Borrower" as opposed to the term "Borrowers," or vice versa, would limit, diminish or otherwise impair or negatively affect any of Lenders' rights hereunder, the plural shall be substituted for the singular, or vice versa, in such manner as will result in the maintenance or enlargement of Lenders' rights hereunder or pursuant hereto. By way of example, but not in limitation, if a reference to "Borrowers' property" would otherwise be construed as referring only to property which is jointly owned by all Borrowers, such reference shall instead be construed as referring to the aggregate total of all of each Borrower's property.

          (4) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

          (5) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs,
clauses,  subclauses,  Schedules  or  Exhibits  shall  refer  to   the
corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of , or to schedules or exhibits to, another document or instrument.

          (6) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

          (7) Except where specifically restricted, reference to a party to a Loan Document includes that party and its permitted successors and assigns permitted hereunder or under such Loan Document.

          (8) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in the city in which the principal office of the Agent is located.

          (9) Whenever the phrase "to the knowledge of a Borrower" or words of similar import relating to the knowledge of a Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or chief financial officer or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a reasonable credit judgment attempt to ascertain the accuracy of the matter to which such phrase relates.

          (10) The terms accounts, chattel paper, documents, equipment, instruments, general intangibles and inventory, as and when used
(without   being  capitalized)  in  this  Agreement  or  the  Security
Documents, shall have the meanings given those terms in the Uniform Commercial Code.

     SECTION 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                           ARTICLE 2

                     REVOLVING CREDIT LOANS

     SECTION 1.4 Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Revolving Credit Loans to the Borrowers from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by a Borrower in accordance with the terms of Section 2.2, in amounts equal to such Lender's Commitment Percentage of each such Revolving Credit Loan requested or deemed requested hereunder up to an aggregate amount at any  one time outstanding equal to such Lender's Commitment Percentage of the Borrowing Base; provided, however, that the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to the Advances requested) shall not exceed the Borrowing Base. It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing Base as a maximum ceiling on Revolving Credit Loans to the Borrower; provided, however, that it is agreed
that  should  the  Revolving  Credit  Loans  exceed  the  ceiling   so
determined  or any other limitation set forth in this Agreement,  such
Revolving   Credit   Loans  shall  nevertheless   constitute   Secured
Obligations  and,  as such, shall be entitled to all benefits  thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid pursuant to Section 2.3(c) may be reborrowed by the  Borrower, subject to the terms and conditions of this  Agreement, in accordance with the terms of this Section 2.1. The Agent's and each Lender's books and records reflecting the date and the amount of each Revolving Credit Loan and each repayment of principal thereof
shall  constitute  prima  facie  evidence  of  the  accuracy  of   the
information  contained therein, subject to the provisions  of  Section
4.7.

      SECTION 1.5 Manner of Borrowing Revolving Credit Loans. Advances under the Revolving Credit Facility shall be made as follows:

          (1) Requests for Advances. A request for an Advance shall be made, or shall be deemed to be made, in the following manner:

          (1) a Financial Officer of Trism (or another authorized officer designated by a Financial Officer and listed on Schedule 2.2 hereto) shall give the Agent notice, in the form of Exhibit B hereto, for and on behalf of the Borrowers not later than 1:00 p.m. (New York time) on the Business Day of the proposed Advance, of its intention to borrow, specifying the amount of the proposed Advance, the proposed Advance date and interest rate, and which notice shall be given in accordance with the provisions of Section 4.1 hereof; provided, however, that upon written notice from the Agent, Borrowers shall thereafter include in each such notice of a proposed Advance the amount of Borrowing Base Availability after giving effect to such requested Advance;

        (2) unless payment is otherwise made by the Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be a request for an Advance on the due date in the amount required to pay such interest, and such request shall be irrevocable;

        (3) unless payment is otherwise made by the Borrowers, the becoming due of any other Secured Obligation shall be deemed to be a request for an Advance on the due date in the amount then so due, and such request shall be irrevocable;

        (4) the receipt by the Agent of notification from the Issuing Bank to the effect that a drawing has been made under a Letter of Credit and that a Borrower has failed to reimburse the Issuing Bank therefor in accordance with the terms of the Letter of Credit, the Reimbursement Agreement and Article 3, shall be deemed to be a request for an Advance on the date such notification is received in the amount of such drawing which is so unreimbursed, and such request shall be irrevocable; and

        (5) unless payment is otherwise made by a Borrower, the receipt by the Agent of a demand for reimbursement by a Clearing Bank pursuant to the provisions of any Agency Account Agreement, shall be deemed to be a request for an Advance on the date any such demand is received by the Agent in the amount set forth therein, and such request shall be irrevocable;

     Unless  the  Agent has elected periodic settlements  pursuant  to
Section 4.7 hereof, the Agent shall promptly notify the Lenders of any notice of Advance given or deemed given pursuant to this Section 2.2(a) by 2:00 p.m. (New York time) on the proposed Advance date with respect to any Advance. The notice from the Agent to the Lenders shall set forth the information contained in the Borrowers' notice of Advance. Not later than 3:30 p.m. (New York time) on the proposed Advance date, each Lender will make available to the Agent, for the account of the Borrowers, at the Agent's Office in funds immediately available to the Agent, an amount equal to such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Advance date.

      (2) Disbursement of Loans. The Borrowers, jointly and severally, hereby irrevocably authorize the Agent to disburse the proceeds of each Advance requested, or deemed to be requested, pursuant to this
Section 2.2 as follows:

        (1) the proceeds of each Advance requested under Section 2.2(a)(i) shall be disbursed by the Agent in Dollars in immediately available funds, (A) in the case of the initial Advance, in accordance with notice from the Borrowers to the Agent referred to in Section 5.1(c)(xi), and (B) in the case of each subsequent Advance, by wire transfer to a Controlled Disbursement Account or, in the absence of a Controlled Disbursement Account, by wire transfer to such other account as may be agreed upon by the Borrowers and the Agent from time to time,

       (2) the proceeds of each Advance deemed requested under Sections 2.2(a)(ii) or (iii) shall be disbursed by the Agent by way of direct payment of the relevant interest or Secured Obligation, as the case may be, and

       (3) the proceeds of each Advance deemed requested under Section 2.2(a)(iv) or (v) shall be disbursed by the Agent directly to the Issuing Bank or Clearing Bank, as the case may be, on behalf of the Borrowers.

    SECTION 1.6 Repayment of Revolving Credit Loans. The Revolving Credit Loans will be repaid as follows:

     (1) Whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Borrowers in full, not later than the Termination Date;

    (2) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans exceeds the Borrowing Base in effect at such time, the Borrowers shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment; and

    (3) The Borrowers hereby instruct the Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Agent on such day pursuant to Section 8.1(b).

    (4) Mandatory Prepayment. In the event (i) (A) any Borrower or Guarantor effectuates a sale, transfer or other disposition of any Collateral consisting of equipment (including, without limitation, any of the Trailers), or any sale, transfer or other disposition of any other Collateral outside the ordinary course of business of the Borrowers or the Guarantors, or (B) at any time, the outstanding
Revolving Credit Loans made pursuant to Borrowing Base B exceed the aggregate limitations set forth thereunder, and (ii) the Agent makes demand therefor, except as provided in Section 8.14 hereof, the Borrowers hereby agree to make a mandatory prepayment to the Agent, on behalf of the Lenders, in an amount equal to (x) in the case of a sale, transfer or other disposition referred to in clause (i)(A) hereof, the Net Proceeds of such sale, transfer or disposition, or (y) in the case of outstanding excess Revolving Credit Loans referred to in clause (i)(B) hereof, the amount by which such outstanding Revolving Credit Loans exceed the limitations set forth in the definition Borrowing Base B; provided, however, that with respect to clause (i)(A) above, nothing in this Section 2.3(d) shall be deemed or construed as granting permission or a waiver by the Lenders to the Borrowers to enter into any such sale, transfer or disposition.

   SECTION 1.7 Revolving Credit Note. Each Lender's Revolving Credit Loans and the obligation of the Borrowers to repay such Revolving Credit Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrowers.

   SECTION 1.8 Voluntary Prepayment and Termination. The Borrowers may at any time elect to make a voluntary prepayment and to terminate this Agreement and the Revolving Credit Facility provided hereunder by the payment and satisfaction in full of all outstanding Secured Obligations, costs and expenses, the applicable Early Termination Fee, and by causing the Lenders to be released, in form and substance acceptable to the Required Lenders in their sole discretion, from any and all obligations under outstanding Letters of Credit provided pursuant to this Agreement.

                           ARTICLE 3

                   LETTER OF CREDIT FACILITY

   SECTION 1.9 Issuance. Subject to the terms and conditions of the Agreement, the Agent and the Lenders agree to incur, from time to time prior to the Termination Date, upon the request of Borrowers and for Borrowers' account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to the Agent in its sole discretion (each, an "Issuing Bank")) for Borrowers' account and guaranteed by the Agent; provided, however, that if the Issuing Bank is a Lender, then such Letters of Credit shall not be guaranteed by the Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of the Agent, as more fully described in Section 3.2(b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of (a) Seventeen Million Dollars ($17,000,000), or (b) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Loans. No such Letter of Credit shall have an expiry date which is more than one (1) year following the date of issuance thereof, and neither the Agent nor the Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Termination Date.

  SECTION 1.10 Advances Automatic; Participations. (a) In the event that the Agent or any Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Loan under Section 2.1 of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrowers' failure to satisfy the conditions precedent set forth in Article 5, and each Lender shall be obligated to pay an amount calculated by applying such Lender's Commitment Percentage to the aggregate amount of such payment. The failure of any Lender to make available to the Agent for the Agent's own account an amount equivalent to a Lender's Commitment Percentage as to any such Revolving Credit Loan or payment by the Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Agent an amount equivalent to such other Lender's Commitment Percentage with respect thereto, but no breach by a Lender shall cause an increase in any other Lender's Commitment Percentage.

          (b) If it shall be illegal or unlawful for Borrowers to incur Revolving Credit Loans in the circumstances contemplated by paragraph (a) above because of an Event of Default described in
Section 12.1(g) or (h) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the Reimbursement Obligations owed to an Issuing Bank, or if the Issuing Bank is a Lender, then (i) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from the Agent (or such Issuing Bank, as the case may be) an undivided interest and participation in an amount equivalent to such Lender's Commitment Percentage (based on the
Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from the Agent (or such Issuing Bank, as the case may be) an undivided interest and participation in an amount equivalent to such Lender's Commitment Percentage (based on the Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Loans.

     SECTION 1.11 Cash Collateral. (a) If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to this Agreement prior to the Termination Date, Borrowers will, jointly and severally, pay to the Agent for the benefit of the Lenders cash or Cash Equivalents in an amount equal to one hundred five percent (105%) of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by the Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to the Agent. The Cash Collateral Account shall be in the name of Borrowers and shall be pledged to, and subject to the control of, the Agent, for the benefit of the Lenders, in a manner satisfactory to the Agent. Borrowers hereby, jointly and severally, pledge and grant to the Agent, on behalf of the Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Secured Obligations, whether or not then due. This Agreement shall constitute a security agreement under Applicable Law.

          (b) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Termination Date, Borrowers shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and be in an amount equal to one hundred three percent (103%) of the aggregate then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to the Agent in its sole discretion (the "Replacement Letters of Credit").

          (c) From time to time after funds are deposited in the Cash Collateral Account by Borrowers, whether before or after the Termination Date, the Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as the Agent may elect, as shall be or shall become due and payable by Borrowers to Lenders with respect to such Letter of Credit Obligations of Borrowers and, upon the satisfaction in full of all Letter of Credit Obligations of Borrowers, to any other Secured Obligations then due and payable.

          (d) No Borrower nor any Person claiming on behalf of or through a Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination or satisfaction in full of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be held and applied to other Secured Obligations when due and owing and upon payment in full of all Secured Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law.

  SECTION 1.12 Fees and Expenses. Borrowers, jointly and severally, agree to pay to the Agent for the benefit of the Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (a) all costs and expenses incurred by the Agent or any Lender on account of such Letter of Credit Obligations, and (b) for each month during which any Letter of Credit Obligation shall remain outstanding, an amount equal to the fee set forth in Section 4.2(e) hereof. Such fee shall be paid to the Agent for the benefit of the Lenders in arrears, on the first day of each month. In addition, Borrowers shall pay to any Issuing Bank, on demand, such fees (including all per annum fees), charges and expenses of such Issuing Bank in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or as are otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

 SECTION 1.13 Request for Incurrence of Letter of Credit Obligations. Borrowers shall give the Agent at least three (3) Business Days prior written notice requesting a guarantee of any Letter of Credit, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the Issuing Bank) to be guaranteed. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by a Borrower and approvals by the Agent may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among a Borrower, the Agent and the Issuing Bank.

  SECTION 1.14 Obligation Absolute. (a) The obligation of Borrowers to reimburse the Agent and the Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to the Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and the Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

     (1) any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;

     (2) the existence of any claim, set-off, defense or other right which a Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), the Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between a Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

     (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (4) payment by the Agent or any Issuing Bank under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

     (5) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

     (6) the fact that a Default or an Event of Default shall have occurred and be continuing.

    SECTION 1.15 Indemnification; Nature of Lenders' Duties. (a) In addition to amounts payable by Borrowers to the Agent and the Lenders as elsewhere provided in this Agreement, Borrowers, jointly and severally, hereby agree to pay and to protect, indemnify, and save harmless the Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and, after and during the continuance of an Event of Default, reasonable allocated costs of internal counsel) which the Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or guaranty thereof, or (ii) the failure of the Agent or any Lender seeking indemnification or of any Issuing Bank to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of the Agent or such Lender (as finally determined by a court of competent jurisdiction).

          (b) As between the Agent and any Lender and Borrowers, Borrowers hereby, jointly and severally, assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither the Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by the Agent under any Letter of Credit or guaranty thereof, the Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (vii) for the application of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and
(viii) for any consequences arising from causes beyond the control of the Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of the Agent's or any Lender's rights or powers hereunder or under the other Loan Documents.

          (c) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by a Borrower in favor of any Issuing Bank in any letter of credit application, Reimbursement Agreement or similar document, instrument or agreement between any Borrower and such Issuing Bank.

                           ARTICLE 4

                    GENERAL LOAN PROVISIONS

               SECTION 1.16   Interest, Etc.

          (1)  General Interest Provisions.

          (i) Borrowers shall pay interest to the Agent on the aggregate outstanding Revolving Credit Loans in each case from time to time outstanding, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at a floating rate equal to either
(A) the Chase Manhattan Bank Rate plus one quarter of one percent (0.25%) (the "Prime Option"), or (B) for interest periods of one-, two- , three- or six whole months (each, a "LIBOR Period"), the reserve adjusted LIBOR for the specified period plus two and one quarter
percent  (2.25%)  (the  "LIBOR Option").   The  LIBOR  Option  may  be
exercised by the Borrowers for all, or any portion, of the outstanding amounts under the Revolving Credit Facility at any time upon three (3) Business Days' prior written notice pursuant to Section 2.2 hereof. Upon such exercise, the LIBOR Option shall remain in effect until the expiration of the LIBOR Option Period selected, at which time, unless an additional LIBOR Option shall have been timely exercised, the rate
hereunder  upon expiration shall be the Prime Option.   The  Borrowers
shall not be entitled to select a LIBOR Option under the Revolving Credit Facility if a Default or Event of Default exists hereunder. In the event of any change in the Chase Manhattan Bank Rate, the rate of the Prime Option shall change as of the first (1st) day of the first
(1st) month following such change.

         (ii)  The  LIBOR  elections must be  for  $500,000  or  whole multiples thereof and in no event may the Borrowers have in the aggregate more than four (4) LIBOR Loans outstanding at one time. If a LIBOR election is not timely made or cannot be made, or if LIBOR cannot be determined, then the Agent shall use the Prime Option to compute interest. In the event that the Borrowers request a LIBOR Loan, a Borrower shall pay to the Agent a $500 LIBOR processing fee, due and payable upon the effective date of each such LIBOR Loan. In addition, the Borrowers shall pay to the Agent for the benefit of the Lenders, upon the request of the Agent such amount or amounts as shall compensate the Agent and/or the Lenders for any actual loss, costs or expenses incurred by the Agent and/or the Lenders (as reasonably determined by the Agent and the Lenders) as a result of: (A) any payment or prepayment on a date other than the last day of a LIBOR Period for such LIBOR Loan, or (B) any failure of the Borrowers to borrow a LIBOR Loan on the date for such Advance specified in the relevant notice; such compensation to include, without limitation, an amount equal to any actual loss or expense suffered by the Agent and/or the Lenders during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such LIBOR Period if the rate of interest obtained by the Agent and/or the Lenders upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such LIBOR Loan for such LIBOR Period. The determination by the Agent and/or the Lenders of the amount of any such loss or expense, when set forth in a written notice to the Borrowers, containing the Agent's and/or the Lenders' calculations thereof in reasonable detail, shall be conclusive on the Borrowers, in the absence of manifest error. Calculation of all amounts payable to the Agent and/or the Lenders under this paragraph with regard to LIBOR Loans shall be made as though the Agent and/or the Lenders had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; provided, however, that the Agent and the Lenders may fund each of the LIBOR Loans in any manner the Agent and the Lenders see fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, the Agent and the Lenders shall apply all proceeds of Collateral, including the Receivables, and all other amounts received by it from or on behalf of the Borrowers (x) initially to the Prime Option Revolving Credit Loans and (y) subsequently to LIBOR Loans; provided, however, (1) upon the occurrence of an Event of Default or (2) in the event the aggregate amount of outstanding LIBOR Loans exceeds Borrowing Base Availability or the applicable maximum levels set forth therefor, the Agent and the Lenders may apply all such amounts received by them to the payment of Secured Obligations in such manner and in such order as the Agent and the Lenders may elect in their respective reasonable credit judgment. In the event that any such amounts are applied to Revolving Credit Loans which are LIBOR Loans, such application shall be treated as a prepayment of such Revolving Credit Loans and the Agent and the Lenders shall be entitled to indemnification hereunder.

    (2) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during any such extension.

    (3) From and after the occurrence of an Event of Default, the unpaid principal amount of each Secured Obligation shall bear interest while such Event of Default is continuing at a rate per annum equal to the Default Margin plus the Prime Option, payable on demand. The interest rate provided for in this Section 4.1(c) shall to the extent permitted by Applicable Law also apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in
Section 12.1(g) or (h).

    (4) The interest rates provided for in this Section 4.1 shall be computed on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed.

    (5) It is not intended by the Lenders, and nothing contained in this Agreement or any Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted
by  Applicable  Law  (the "Maximum Rate").   If,  in  any  month,  the
Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and if, in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In this connection, in the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued  if  the  Effective Interest Rate had at  all  times  been  in
effect,  then  the  Borrowers  shall,  to  the  extent  permitted   by
Applicable Law, pay to the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and
(B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect, and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the applicable Secured Obligation, and, if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrowers.

               SECTION 1.17   Fees.

  (1) Closing Fee. On the Effective Date, the Borrowers shall pay to the Agent for the ratable benefit of the Lenders, a closing fee in an amount equal to fifty one hundredths percent (.50%) of the Revolving Credit Facility Cap in consideration of making the Loans hereunder, which fee shall be fully earned when paid and non-refundable as of the Effective Date (the "Closing Fee"). On the Effective Date, the Commitment Fee and any remaining portion of the Expense Deposit shall be credited by the Agent and the Lenders against the Closing Fee.

 (2) Administration Fee. As additional consideration for the Agent's ongoing costs and expenses of administration of this Agreement, the Borrowers agree, jointly and severally, to pay to the Agent on the date which is one (1) year from the Effective Date and annually on the same date thereafter during the term hereof or any extension thereof, an administration fee in the amount of $25,000 per year (the "Administration Fee") for the Agent's own account, which Administration Fee shall be deemed fully earned and non-refundable when paid.

   (3) Unused Facility Fee. As additional compensation for the costs and risks in making the Loans available to the Borrowers, the Borrowers agree, jointly and severally, to pay to the Agent, for the ratable benefit of the Lenders, in arrears, on the first (1st) Business Day of each month with respect to the immediately prior month, prior to the Termination Date and on the Termination Date, a fee for the available but unused Revolving Credit Facility in an amount equal to one-quarter of one percent (0.25%) per annum of the difference between (i) the Revolving Credit Facility Cap, and (ii) the sum of (A) the average daily outstanding balances of the Revolving Credit Loans plus (B) the face amount of all the Letter of Credit Obligations during the period for which the Unused Facility Fee is due (the "Unused Facility Fee").

  (4) Letter of Credit Obligations Fee. The Borrowers agree, jointly and severally, to pay to the Agent for the ratable benefit of the Lenders as compensation to the Lenders for issuing guaranties in support of Letters of Credit, in arrears, on the first (1st) Business Day of each month with respect to the immediately preceding month until all Letter of Credit Obligations have been paid or otherwise satisfied, a fee in an amount equal to (i) the average daily aggregate Letter of Credit Amount for all Letters of Credit outstanding on each day during the previous month, multiplied by (ii) a monthly interest rate equivalent to one and one-half percent (1.5%) per annum.

     (5) Early Termination Fee. If for any reason this Agreement is terminated or the Loans hereunder are repaid in full (including, without limitation, by reason of any Default or Event of Default, voluntary prepayment in full and/or termination of the Revolving Credit Loans by the Borrowers or any termination at the option of the Agent following an Event of Default but excluding Revolving Credit Loan payments in the ordinary course of business), on an Early Termination Date, the Borrowers agree, jointly and severally, to pay to the Agent for the ratable benefit of the Lenders, upon the effective date of such termination or prepayment, the Early Termination Fee.

               SECTION 1.18   Manner of Payment.

   (1) Except as otherwise expressly provided in Section 8.1(b), each payment (including prepayments) by the Borrowers on account of the principal of or interest on the Loans or of any other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (New York time) on the date specified for payment under this Agreement to the Agent, for the account of the Lenders, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after 1:00 p.m. (New York time) on such day shall be deemed to have been made on the next succeeding Business Day.

         (2) The Borrowers hereby, jointly and severally, irrevocably authorize each Lender and each Affiliate of such Lender and each participant herein to charge any account of the Borrowers maintained with such Lender or with such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due, and the proceeds thereof shall be applied as set forth in Section 12.3.

               SECTION 1.19   Loan Accounts: Statements of Account.

  (1) Each Lender shall open and maintain on its books a loan account in the Borrowers' names (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrowers and as credits thereto all payments received by such Lender and applied to principal of such Loan, so that the balance of the loan account at all times reflects the principal amount due such Lender from the Borrowers.

  (2) The Agent shall maintain on its books a control account for the Borrowers in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrowers hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrowers and each Lender's ratable share therein.

 (3)  The entries made in the accounts pursuant to subsections (a) and
(b) of this Section 4.4 shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrowers therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to subsection (b) of this Section 4.4 shall be controlling.

  (4) The Agent will account to the Borrowers monthly with a statement of Loans, charges and payments made to and by the Borrowers pursuant to this Agreement, and such accounts rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrowers in writing to the contrary within sixty (60) days of the date the account to the Borrowers was so
rendered.   Such notice by the Borrowers shall be deemed an  objection to only those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.

               SECTION 1.20   Termination of Agreement.

   (1) On the Termination Date, the Borrowers shall pay to the Agent, for the account of the Lenders, in same day funds, an amount equal to all Secured Obligations then outstanding, including, without limitation, all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder, and (iii) any amounts payable to the Lenders pursuant to Sections 4.1, 4.8, 15.2, 15.3 and 15.12, and, in addition thereto, shall deliver to the Agent, in respect of each outstanding Letter of Credit, either the Replacement Letter of Credit or the Cash Collateral as provided in Section 3.3. Upon ninety (90) days prior written notice to the Agent, the Borrowers may terminate this Agreement on an Early Termination Date, upon payment in full of all amounts specified in this Section 4.5 and the Early Termination Fee as specified in Section 4.2 hereof. Following a notice of termination as provided for in this Section 4.5 and upon payment in full of the amounts specified in this Section 4.5, this Agreement shall be terminated and the Agent, the Lenders and the Borrowers shall have no further obligations to any other party hereto except for the obligations to the Agent and the Lenders pursuant to Section 15.12 hereof.

               SECTION 1.21   Making of Loans.

      (1) Nature of Obligations of Lenders to Make Loans. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

     (2) Assumption by the Agent. Subject to the provisions of Section 4.8 hereof and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Revolving Credit Loans hereunder subsequent to the Revolving Credit Loans to be made on the Effective Date, unless the Agent shall have received notice from a Lender in accordance with the provisions of subsection (c) of this Section 4.6 prior to a proposed Advance date that such Lender will not make available to the Agent such Lender's ratable portion of the amount to be borrowed on such date, the Agent may assume that such Lender will make such portion available to the Agent in accordance with Section 2.2(a) hereof, and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date  a  corresponding amount. If and to the extent such Lender  shall not  make such ratable portion available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand (provided the Borrowers shall be entitled to a five-day grace period) such corresponding amount (the "Make-Whole Amount"), together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent at the Effective Interest Rate or, if lower, subject to Section 4.1(c) hereof, the Maximum Rate; provided, however, if on the Interest Payment Date next following the date on which any Lender pays interest to the Agent at the Effective Rate or the Maximum Rate on a Make-Whole Amount as aforesaid, the Borrowers default in making the interest payment due on such Interest Payment Date, then the Agent shall reimburse such Lender for the excess, if any, of the amount of interest so paid by such Lender on the Make-Whole Amount over the amount of interest that such Lender would have paid had the Lender been  required to pay interest on the Make-Whole Amount at  the  Prime
Option.   If  such Lender shall repay to the Agent such  corresponding amount, the amount so repaid shall constitute such Lender's Commitment Percentage of the Loan made on such Advance date for purposes of this
Agreement.    The  failure  of  any  Lender  to  make  its  Commitment
Percentage of any Loan available shall not (without regard to whether the Borrowers shall have returned the amount thereof to the Agent in accordance with this Section 4.6) relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such Advance date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the Advance date.

         (3)  Delegation of Authority to the Agent.

         (1) Without limiting the generality of Section 14.1 hereof, each Lender expressly authorizes the Agent to determine on behalf of such Lender (A) any reduction or increase of advance rates applicable to the Borrowing Base, so long as such advance rates do not at any time exceed the rates set forth in the applicable Borrowing Base definition, (B) the creation or elimination of any reserves (other than the Letter of Credit Reserve) against the Revolving Credit Facility and the Borrowing Base, and (C) whether or not Receivables
     shall  be  deemed  to  constitute  Eligible  Receivables.    Such
     authorization may be withdrawn by the Required Lenders by giving the Agent written notice of such withdrawal signed by the Required Lenders; provided, however, that unless otherwise agreed by the Agent such withdrawal of authorization shall not become effective until the thirtieth (30th) Business Day after receipt of such notice by the Agent. Thereafter, the Required Lenders shall jointly instruct the Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine.

         (2) Unless and until the Agent shall have received written notice from the Required Lenders that because of a Default or Event of Default the Required Lenders do not intend to make available to the Agent such Lenders' ratable share of Loans made after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in subsection (b) of this Section 4.6. After receipt of the notice described in the preceding sentence, which shall become effective on the third (3rd) Business Day after receipt of such notice by the Agent unless otherwise agreed by the Agent, the Agent shall be entitled to make the assumptions described in subsection (b) of this Section 4.6 as to any Loans as to which it has not received a written notice to the contrary prior to 11:00 a.m. (New York time) on the Business Day next preceding the day on which the Loan is to be made. The Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Loan available to the Agent. Any withdrawal of authorization under this Section 4.6(c) shall not affect the validity of any Loans made prior to the effectiveness thereof.

               SECTION 1.22   Settlement Among Lenders.

      (1) Revolving Credit Loans. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Commitment Percentage of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund Revolving Credit Loans made in accordance with the terms of this Agreement ratably in accordance with such Lender's Commitment Percentage and each Lender's right to receive its ratable share of principal payments on Revolving Credit Loans in accordance with its Commitment Percentage, the Lenders agree that in order to facilitate the administration of this Agreement and the Loan Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this Section 4.7.

    (2) Settlement Procedures as to Revolving Credit Loans. To the extent and in the manner hereinafter provided in this Section 4.7, settlement among the Lenders as to Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 5.2 hereof have been met. On each Settlement Date payments shall be made by or to the Settlement Lender and the other Lenders in the manner provided in this Section 4.7 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this Section 4.7 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Commitment Percentage of the Revolving Credit Loans outstanding.

         (1) Selection of Settlement Dates. If the Agent elects, in its discretion, but subject to the consent of the Settlement Lender, to settle accounts among the Lenders with respect to principal amounts of Revolving Credit Loans less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; provided, however, that the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date; and provided further, that a Settlement Date shall occur at least once during each seven-day period. The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon (New York time) on the proposed Settlement Date, which Settlement Report will be in the form of Exhibit E hereto and shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

         (2) Non-Ratable Loans and Payments. Between Settlement Dates, the Agent shall request and the Settlement Lender may (but shall not be obligated to) advance to the Borrowers out of the Settlement Lender's own funds, the entire principal amount of any Revolving Credit Loan requested or deemed requested pursuant to Section 2.2(a) hereof (any such Revolving Credit Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by the Settlement Lender shall be deemed to be a purchase by the Settlement Lender of a one hundred percent (100%) participation in each other Lender's Commitment Percentage of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of the Settlement Lender. Upon demand by the Settlement Lender, with notice thereof to the Agent, each other Lender shall pay to the Settlement Lender, as the repurchase of such participation, an amount equal to one hundred percent (100%) of such Lender's Commitment Percentage of the principal amount of such Non-Ratable Loan. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by the Settlement Lender for such application, and such payment to and retention by the Settlement Lender shall be deemed, to the extent of each other Lender's Commitment Percentage of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by the Settlement Lender. Upon demand by another Lender, with notice thereof to the Agent, the Settlement Lender shall pay to the Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Commitment Percentage of any such amounts (after application thereof to the repurchase of any participations of the Settlement Lender in such other Lender's Commitment Percentage of any Non-Ratable Loans) paid only to the Settlement Lender by the Agent.

         (3) Net Decrease in Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of subsection (b) of this Section 4.7 is less than such Lender's Commitment Percentage of amounts received by the Agent but paid only to the Settlement Lender since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and the Settlement Lender shall pay to the Agent, for the account of such Lender, the excess allocable to such Lender.

         (4) Net Increase in Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of subsection (b) of this Section 4.7 exceeds such Lender's Commitment Percentage of amounts received by the Agent but paid only to the Settlement Lender since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Agent, for the account of the Settlement Lender, any excess.

       (5) No Change in Outstandings. If a Settlement Report indicates that no Revolving Credit Loans have been made during the period since the next preceding Settlement Date, then such Lender's Commitment Percentage of any amounts received by the Agent but paid only to the Settlement Lender shall be paid by the Settlement Lender to the Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the dollar amount of a Lender's Net Outstandings which is required to comply with the first sentence of subsection (b) of this Section 4.7 is exactly equal to such Lender's Commitment Percentage of amounts received by the Agent but paid only to the Settlement Lender since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings.

         (6) Return of Payments. If any amounts received by the Settlement Lender in respect of the Secured Obligations are later required to be returned or repaid by the Settlement Lender to the Borrowers or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the Settlement Lender's Commitment Percentage of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by the Settlement Lender with notice to the Agent, pay to the Agent for the account of the Settlement Lender, an amount equal to the excess of such Lender's Commitment Percentage of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

      (7) Payments to the Agent, Lenders. (A) Payment by any Lender to the Agent shall be made not later than 1:00 p.m. (New York time) on the Business Day such payment is due, provided that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 11:00 a.m. (New York time) on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, provided that if the Agent receives such funds at or prior to 1:00 p.m. (New York time), the Agent shall pay such funds to such Lender by 2:00 p.m. (New York time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. (New York time) on the first Business Day following the date of such demand.

               (B) If a Lender shall, at any time, fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

               (C) With respect to the payment of any funds under this Section 4.7(b), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Prime Option.

      (3) Settlement of Other Obligations. All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Secured Obligation owed to the Lenders (including, without limitation, fees payable to the Lenders pursuant to Sections 4.2(d) and (e) and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent on or prior to 1:00 p.m. (New York time) on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 1:00 p.m. (New York time) will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute fees payable to the Lenders pursuant to Sections 4.2(d) and (e) ratably to the Lenders based on each Lender's Commitment Percentage and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Secured Obligations then owing to each Lender.

  SECTION 1.23 Increased Costs and Reduced Returns. Borrowers agree that if (a) any law hereafter in effect or (b) any request, guideline or directive of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) not in effect as of the Effective Date with respect to any law now or hereafter in effect (and whether or not any such law is presently applicable to any Lender) or the interpretation or administration thereof by any Governmental Authority, shall either
(i)(A) impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against any Loan,
(B) impose on such Lender any other condition regarding any Loan, this Agreement, any Note or the facilities provided hereunder, or (C)
result in any requirement regarding capital adequacy (including any risk-based capital guidelines) affecting such Lender being imposed or modified or deemed applicable to such Lender or (ii) subject such Lender to any taxes on the recording, registration, notarization or other formalization of the Loans or any Note, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to such Lender of making, funding or maintaining any Loan or to reduce the amount of any sum receivable by such Lender or such Lender's rate of return on capital with respect to any Loan to a level below that which such Lender could have achieved but for such imposition, modification or deemed applicability (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender (in the exercise of its reasonable discretion) to be material, then, upon demand by such Lender, Borrowers shall immediately pay to such Lender additional amounts which shall be sufficient to compensate such Lender for such increased cost, tax or reduced rate of return. A certificate of such Lender to the Borrowers claiming compensation under this Section 4.8 shall be final, conclusive and binding on all parties for all purposes in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Notwithstanding anything to the contrary in this Section 4.8, (x) a Borrower shall not be liable to any such Lender(s) for any costs, taxes or reduced rates of return which were incurred or paid by such Lender(s) more than ninety (90) days prior to the date of the certificate of Lender to be delivered to a Borrower pursuant to this
Section 4.8 and (y) if the costs, taxes or reduced rates of return incurred or paid by the Lender(s) at any time during the term hereof exceed in the aggregate $250,000 and, in the future any additional costs, taxes or reduced rates of return may be mitigated by changing the location of such Lender(s) office for administration of the Loans to another existing loan office of such Lender(s) within the United States of America then such Lender(s) shall use commercially reasonable efforts to move the administration of the Loans and this Agreement to such other existing loan office.

          SECTION 1.24 Waiver of DIP Facility Early Termination Fee. Notwithstanding anything in the DIP Facility to the contrary, the Agent, in its capacity as agent under the DIP Facility, hereby waives any early termination fee to which the Agent and the other lenders thereunder would otherwise be entitled in connection with the satisfaction of the DIP Facility, such waiver to be effective upon the closing and the initial funding of the Revolving Credit Facility by the Lenders pursuant to this Agreement.

                           ARTICLE 5

                      CONDITIONS PRECEDENT

        SECTION 1.25 Conditions Precedent to Revolving Credit Loans. Notwithstanding any other provision of this Agreement, the initial Revolving Credit Loan will not be made, nor will any Letter of Credit be issued, until the fulfillment of each of the following conditions prior to or contemporaneously with the making of the first to be made of such Loans (unless waived in writing by the Agent):

    (1) Fees. Borrowers shall have paid all of the fees payable on the Effective Date referred to herein, including, without limitation, the Closing Fee.

    (2) Security Interests. The Agent shall have received satisfactory evidence that the Agent (for the benefit of itself and the Lenders) has a valid and perfected first priority security interest as of the Effective Date in all of the Collateral, subject only to Permitted Liens.

    (3) Closing Documents. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and its counsel and to the Lenders:

     (1) a certificate of the Secretary or Assistant Secretary of each of the Borrowers in the form attached hereto as Exhibit L with the required attachments thereto;

     (2) a certificate evidencing the good standing of each Borrower in the jurisdiction of its incorporation and in each jurisdiction where such Borrower is qualified to do business;

     (3) signed opinions of Proskauer Rose LLP and local counsel in Missouri, Georgia and New Jersey reasonably acceptable to the Agent, as counsel for the Borrowers and the Guarantors, opining as to such matters in connection with the transactions contemplated by this Agreement as the Agent or its special counsel may reasonably request, including, without limitation, that no third party or governmental consents or waivers are necessary or appropriate in order for any of the Borrowers or the Guarantors to enter into this Agreement or to perform the transactions contemplated herein;

     (4) the Financing Statements duly executed and delivered by the Borrowers and the Guarantors, and acknowledgment copies evidencing the filing of such Financing Statements in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

     (5) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of Section 8.7 hereof;

     (6) a certificate of the President or a Financial Officer of each Borrower in the form attached hereto as Exhibit K hereto;

     (7) a Borrowing Base Certificate and a Schedule of Receivables, prepared as of the Effective Date;

     (8) an original Power of Attorney, substantially in the form of Exhibit H hereto, as executed by the Borrowers in favor of the Agent;

     (9) Agency Account Agreements, each duly executed by a Borrower and the Clearing Bank party thereto, or such other agreements with the Agent regarding each of the Borrowers' Lockboxes, Lockbox Accounts and other cash and deposit accounts, as requested by the Agent, which agreements give full cash dominion to the Agent;

     (10) all necessary or appropriate estoppel certificates and/or waivers from landlords, mortgagees or bailees of any Borrower with respect to any Collateral or the location thereof;

     (11) an initial Notice of Proposed Advance, in the form of Exhibit B hereto, from the Borrowers to the Agent requesting the initial Revolving Credit Loan and specifying the method of disbursement;

     (12) copies of all of the most recent existing reports from a qualified environmental engineering firm or other qualified consultant acceptable to the Agent with respect to investigations and audits of all Real Estate;

     (13) copies of all of the most recent appraisals, in form and substance acceptable to the Agent in its sole discretion, reflecting the respective relevant orderly liquidation values of the Trailers and the Mortgaged Real Estate, which appraisals have been performed by appraisers retained by the Borrowers and acceptable to the Agent in its sole discretion;

     (14) copies of each of the other Loan Documents duly executed by the parties thereto, together with evidence satisfactory to the Agent of the due authorization and binding effect of each such Loan Document on such party,

     (15) a twelve (12) month consolidated cash budget projection prepared by the Borrowers in the form provided by the Agent; and

     (16) such other documents and instruments as the Agent or any Lender may reasonably request.

       (4) Guarantor Documents. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and its counsel and to the Lenders:

       (1) a certificate of the Secretary or Assistant Secretary of each of the Guarantors, in the form of Exhibit L hereto;

       (2) a certificate of the President or Financial Officer of each Guarantor, in the form of Exhibit K hereto;

       (3) a certificate evidencing the good standing of each Guarantor in the jurisdiction of its incorporation and in each jurisdiction where such Guarantor is qualified to do business;

       (4) the Guaranty Agreement, duly executed and delivered by each Guarantor;

       (5) an original Power of Attorney, substantially in the form of Exhibit H hereto, as executed by the Guarantors in favor of the Agent; and

       (6) such other documents and instruments as the Agent or any Lender may reasonably request.

       (5) Notes. Each Lender shall have received a Revolving Credit Note duly executed and delivered by the Borrowers, complying with the terms of Sections 2.4.

       (6) Other Security Documents. The Agent shall have received each Security Document, duly executed and delivered by the Borrowers.

       (7) Availability. The Agent shall be provided with evidence satisfactory to it, confirmed by a certificate of a Financial Officer of Trism, that as of the Effective Date, after giving effect to the initial Advances and the issuance of any Letters of Credit on the Effective Date, Borrowing Base Availability is not less than $5,000,000.

       (8) Implementation of Plan of Reorganization. No amendment or modification to the Plan of Reorganization or the Confirmation Order shall have occurred and the Agent shall have received or otherwise have been satisfied with, in its sole discretion, the form and substance of: (i) any and all documents or orders related to the Plan of Reorganization or the implementation thereof that could in any material way affect the Borrowers, this Agreement, or the rights provided to the Agent under this Agreement in any respect; (ii) any and all other orders of the Bankruptcy Court in the joint Chapter 11 proceeding, other than the Confirmation Order, approving, implementing, affecting or relating to the Plan of Reorganization, or the implementation thereof, that could in any material way affect the Borrowers, this Agreement, or the rights provided to the Agent under this Agreement in any respect; (iii) any and all debt instruments and indentures of the Borrowers (including, without limitation, the Subordinated Indenture); and (iv) the governing documents of each Borrower and each of their respective Affiliates.

      (9) Conditions to Plan of Reorganization. All conditions precedent to the occurrence of the POR Effective Date, other than the closing of the Revolving Credit Facility contemplated by this Agreement, shall have occurred, been satisfied or waived (and, if waived by a Person other than the Agent, in a manner and on terms acceptable to the Agent in its sole discretion) pursuant to the Plan of Reorganization.

      (10) No Defaults Under DIP Facility. There shall not be a default or an event of default pursuant to the terms of the DIP Facility which has occurred and is continuing, or an event or condition which, with the passage of time, the giving of notice or both, would give rise to or constitute a default or an event of default under the DIP Facility.

      (11) Satisfaction of DIP Facility. As of the Effective Date and upon the closing and initial funding of the Revolving Credit Facility pursuant to the terms and conditions of this Agreement, the DIP Facility shall have been terminated and all obligations shall have been  satisfied  and paid in full, unless waived, and provision  shall have been made with respect to the related liens and security interests thereunder, each upon terms and conditions satisfactory to the Agent in its sole discretion.
(1)
      (12) Rights of Inspection. The Agent and the Lenders shall have been provided rights of inspection and access to facilities, management and auditors of the Borrowers, satisfactory to the Agent and the Lenders in their sole discretion.

      (13) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Agent's reasonable discretion, would have a Materially Adverse Effect, or would otherwise make it inadvisable to consummate the transactions contemplated by this Agreement.

      (14) Material Adverse Change. As of Effective Date, there shall not have occurred any changes which are materially adverse individually or in  the  aggregate, in the Lenders' sole discretion,  to  the  assets,
liabilities,   businesses,   operations,   condition   (financial   or
otherwise), industry in which any Borrower operates, Collateral subject to the Security Interest of the Agent, on behalf of the Lenders, or the prospects or projected financial performance of any Borrower from those presented by the unaudited "pro forma" financial statements delivered in connection with the Disclosure Statement from the Borrowers to the Agent.

      (15) [Intentionally Omitted.]

      (16) Commitment Letter. The Agent shall have received evidence satisfactory to it that the Borrowers have complied fully with the terms of the Commitment Letter.

      (17) Due Diligence. The Agent shall have completed, with results satisfactory to it in its sole discretion, its legal credit and business due diligence in respect of the Borrowers and the Guarantors and their respective Subsidiaries and Affiliates, including, without limitation, review of the Subordinated Indenture and background reviews with respect to Trism, Mr. Edward McCormick and Mr. James Overley.

      (18) Cash Account.  The Borrowers shall have established a system of
lockbox  accounts  and  other  bank  accounts  with  respect  to   the
collection of Receivables as shall be acceptable to the Agent, in its sole discretion.

    SECTION 1.26 All Loans; Letters of Credit. At the time of making of each Loan, including the initial Revolving Credit Loan and all subsequent Loans, and the issuance of each Letter of Credit:

     (1) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof,
(1)
     (2) the corporate actions of each of the Borrowers and the Guarantors, including shareholder approval if necessary, to authorize the execution, delivery and performance of this Agreement, the other Loan Documents and the Advances hereunder shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to Section 5.1(c)(i) or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent, and

     (3) each request and deemed request for any Advance hereunder shall be deemed to be a certification by the Borrowers to the Agent and the Lenders as to the matters set forth in Section 5.2(a) and (b) and the Agent may, without waiving either condition, consider the conditions specified in Sections 5.2(a) and (b) fulfilled and a representation by the Borrowers to such effect made, if no written notice to the contrary is received by the Agent prior to the making of the Loan then to be made.

   SECTION 1.27 Financial Statements. No later than March 31, 2000, the Borrowers and the Guarantors shall deliver to the Agent copies of the Fresh Start Financial Statements, which shall be satisfactory in form and substance to the Agent and to the Lenders.

                           ARTICLE 6

   REPRESENTATIONS AND WARRANTIES OF BORROWERS AND GUARANTORS

    SECTION 1.28 Representations and Warranties. The Borrowers and the Guarantors, jointly and severally, represent and warrant to the Agent and to the Lenders as follows:

    (1) Organization; Power; Qualification; FEIN. Each of the Borrowers and each of the Guarantors is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Materially Adverse Effect. The jurisdictions in which each Borrower and Guarantor is qualified to do business as  a
foreign  corporation are listed on Schedule 6.1(a).   Schedule  6.1(a)
lists the federal employer identification number of each Borrower and each Guarantor.

      (2) Subsidiaries and Ownership of the Borrowers and Guarantors. Except for as disclosed on Schedule 6.1(b), the Borrowers and Guarantors have no Subsidiaries. The outstanding stock of each Borrower and each Guarantor has been duly and validly issued and is fully paid and nonassessable by such Borrower or Guarantor and the number and owners of such shares of capital stock of such Borrower or Guarantor are set forth on Schedule 6.1(b). Except as set forth on
Schedule 6.1(b), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Borrower may be required to issue, sell, repurchase or redeem any of its stock or other equity securities or any stock or other equity securities of its Subsidiaries.

     (3) Authorization of Agreement, Notes, Loan Documents and Borrowing. Each of the Borrowers and each of the Guarantors has the right and power and has taken all necessary action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms. Each of the Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of each Borrower or each Guarantor, as the case may be, and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of each Borrower or each Guarantor, as the case may be, enforceable in accordance with its terms.

     (4)  Compliance of Agreement, Notes, Loan Documents and Borrowing with
Laws,  Etc.   The execution, delivery and performance of each  of  the
Loan Documents to which each Borrower or each Guarantor, as the case may be, is a party in accordance with their respective terms and the Advances hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

     (1) require any Governmental Approval or violate any Applicable Law relating to any Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates,

     (2) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or by-laws of any Borrower or any Guarantor, (B) any indenture, agreement or other instrument to which any Borrower or any Guarantor is a party or by which any of their property may be bound or (C) any Governmental Approval relating to any Borrower or any Guarantor, or,

     (3) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower or any Guarantor other than the Security Interest.

         (5) Business. Each Borrower and each Guarantor is engaged principally in the business described on Schedule 6.1(e).

         (6)  Compliance with Law, Governmental Approvals.

         (1) Except as set forth in Schedule 6.1(f), each Borrower and each Guarantor

               (A) has all material Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of such Borrower, threatened attack by direct or collateral proceeding, and

               (B) is in compliance with each material Governmental Approval applicable to it and in compliance with all other material Applicable Laws relating to it, including, without being limited to, all material Environmental Laws and all material occupational health and safety laws applicable to such Borrower, any of its Subsidiaries or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect on such Borrower and its Subsidiaries as a whole and in respect of which reserves in respect of such Borrower's or such Subsidiary's reasonably anticipated liability therefor have been established on the books of such Borrower or such Subsidiary, as applicable.

      (2) Without limiting the generality of the above, except as disclosed on a report delivered pursuant to Section 5.1(c)(xii) or (xiii) or with respect to matters which could not reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect on any Borrower, any Guarantor and their respective Subsidiaries as a whole:

               (A) the operations of such Borrower, such Guarantor and each of their respective Subsidiaries comply in all material respects with all applicable environmental, health and safety requirements of Applicable Law;

               (B) such Borrower, such Guarantor and each of their respective Subsidiaries has obtained all environmental, health and safety permits necessary for its operation, and all such permits are in good standing and such Borrower, such Guarantor and each of their respective Subsidiaries is in compliance in all material respects with all terms and conditions of such permits;

               (C) neither such Borrower, such Guarantor nor any of their respective Subsidiaries nor any of their respective present or past property or operations are subject to any order from or agreement with any public authority or private party respecting (x) any environmental, health or safety requirements of Applicable Law, (y) any Remedial Action, or
         (z) any liabilities and costs arising from the Release or threatened Release of a Contaminant into the environment;

               (D) none of the operations of such Borrower, such Guarantor or of any of their respective Subsidiaries is subject to any judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement of Applicable Law;

               (E)   to  the  knowledge  of  such  Borrower  or   such
         Guarantor, none of the present nor past operations of such Borrower, such Guarantor or any of their respective Subsidiaries is the subject of any investigation by any public authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant into the environment;

               (F) neither such Borrower, such Guarantor nor any of their respective Subsidiaries has filed any notice under any requirement of Applicable Law indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent;

               (G) neither such Borrower, such Guarantor nor any of their respective Subsidiaries has filed any notice under any requirement of Applicable Law reporting a Release of a Contaminant into the environment;

               (H) except in compliance in all material respects with applicable Environmental Laws, during the course of such Borrower's, such Guarantor's or any of their respective Subsidiaries' ownership of or operations on the Real Estate, to the best of such Borrower's or such Guarantor's knowledge, there have been no generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, use of underground storage tanks or surface impoundments, use of asbestos-containing materials, or use of polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other equipment;

               (I)   neither such Borrower, such Guarantor nor any  of
         their respective Subsidiaries has entered into any negotiations or agreements with any Person (including, without limitation, any prior owner of any of the Real Estate or other property of such Borrower, such Guarantor or any of their respective Subsidiaries) relating to any Remedial Action or environmental related claim;

               (J) neither such Borrower, such Guarantor nor any of their respective Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

               (K) neither such Borrower, such Guarantor nor any of their respective Subsidiaries has any material contingent liability in connection with any Release or threatened Release of any Contaminant into the environment;

               (L)   no Environmental Lien has attached to any of  the
         Real   Estate  or  other  property  of  such  Borrower,  such
         Guarantor or of any of their respective Subsidiaries;

               (M) the presence and condition of all asbestos-containing material which is on or part of the Real Estate (excluding any raw materials used in the manufacture of products or products themselves) do not violate in any material respect any currently applicable requirement of Applicable Law; and
               (N) neither such Borrower, such Guarantor nor any of their respective Subsidiaries manufactures, distributes or sells, and has not, in the past twenty (20) years, manufactured, distributed or sold, products which contain asbestos-containing material.

               (O) Such Borrower and such Guarantor each hereby acknowledges and agrees that the Agent (1) is not now, and has not ever been, in control of any of the Real Estate or any of such Borrower's or such Guarantor's affairs, and (2) does not have the capacity through the provisions of the Loan Documents or otherwise to influence such Borrower's or such Guarantor's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

     (3) Schedule 6.1(f) sets forth each notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to any Borrower, any Guarantors, any of their respective Subsidiaries or any of their respective properties.

     (7)  Titles to Properties.  Except as set forth in Schedule 6.1(g),
each   Borrower,   each  Guarantor  and  each  of   their   respective
Subsidiaries is the sole owner of and has good and marketable title to or a valid leasehold interest in all its owned Real Estate, is the sole owner of and has valid and legal title to or a valid leasehold interest in all personal property and assets used in or necessary to the conduct of its business, including, without limitation, the
Trailers.   Each Borrower and each Guarantor has received  all  deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Borrower's or such Guarantor's respective right, title and interest in and to all such Real Estate and other properties and assets. Schedule 6.1(g) sets forth all
Trailers  owned  by  the  Borrowers  and  Guarantors  and  pledged  as
Collateral  hereunder.   Schedule 6.1(g) also describes  any  purchase
options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Effective Date, no portion of any Borrower's or any Guarantor's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Effective Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

     (8) Liens. Except as set forth in Schedule 6.1(h), none of the properties and assets of any Borrower, any Guarantor or any respective Subsidiary, including, without limitation, the Collateral, is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any state which names any Borrower, any Guarantor or any respective Subsidiary as debtor and which has not been terminated has been filed in any state or other jurisdiction, and no Borrower, no Guarantor nor any respective Subsidiary has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed in Schedule 6.1(h) and Permitted Liens.

     (9) Indebtedness and Guaranties. Set forth on Schedule 6.1(i) is a complete and correct listing of all of each and every Borrower's, every Guarantor's and their respective Subsidiaries' (i) Indebtedness for Money Borrowed and (ii) Guaranties of obligations of Persons and entities other than the obligations of other Borrowers or the
Guarantors.   There is no Indebtedness owing by any  Borrower  or  any
Guarantor  to  any Affiliate of any Borrower or any Guarantor.   Other
than as previously disclosed to the Agent, no Borrower, nor Guarantor nor any respective Subsidiary is in default of any material provision of any agreement evidencing or relating to any such Indebtedness or Guaranty.

     (10) Litigation. Except as set forth on Schedule 6.1(j), there are no actions, suits or proceedings pending (nor, to the knowledge of any of the Borrowers or the Guarantors, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting any Borrower, any Guarantors or any respective Subsidiary or any of their property, or which challenge any Borrower's or any Guarantor's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, in any court or before any arbitrator of any kind or before or by any governmental body, which, individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on any Borrower, any Guarantor and their respective Subsidiaries, as a whole.

         (11) Tax Returns and Payments. Except as set forth on Schedule 6.1(k), all United States federal, state and local as well as foreign national, provincial and local and other tax returns of each Borrower, each Guarantor and each of their respective Subsidiaries required by Applicable Law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon such Borrower, such Guarantor and each of their respective Subsidiaries and such Borrower's, such Guarantor's and any of their respective Subsidiaries' property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 9.6. The charges, accruals and reserves on the books of each Borrower, each Guarantor and each of their respective Subsidiaries in respect of United States federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of such Borrower or such Guarantor are in the judgment of such Borrower or such Guarantor adequate, and such Borrower or such Guarantor knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on such Borrower or such
Guarantor.   Proper and accurate amounts have been  withheld  by  each
Borrower and each Guarantor from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 6.1(k) sets forth as of the Effective Date those taxable years for which any Borrower's or any Guarantor's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Schedule 6.1(k) as of the Effective Date, no Borrower or Guarantor has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. No Borrower, no Guarantor and none of their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to such Borrower's or such Guarantor's knowledge, as a transferee. As of the Effective Date, no Borrower or Guarantor has agreed or been requested to make any adjustment under Code Section 481(a), by reason of a change in accounting method or otherwise, which would have a Materially Adverse Effect.

     (12) Burdensome Provisions. No Borrower, no Guarantor or any of their respective Subsidiaries is a party to any indenture, agreement, lease
or   other   instrument,  or  subject  to  any  charter  or  corporate
restriction, Governmental Approval or Applicable Law compliance with the terms of which could reasonably be expected to have a Materially Adverse Effect on such Borrower or such Guarantor and their respective Subsidiaries, taken as a whole.

     (13) Financial Statements. The Borrowers and the Guarantors shall furnish to the Agent and the Lenders, no later than March 31, 2000, a copy of the Consolidated Balance Sheet as at December 31, 1999, and the Consolidating Balance Sheet as at December 31, 1999, along with accounting footnotes regarding "fresh start accounting" in connection therewith, and the related statements of income, cash flow and
retained   earnings   for   the   twelve-month   period   then   ended
(collectively,   the   "Fresh  Start  Financial  Statements").    Such
financial statements shall (i) be complete and correct and present fairly and in all material respects in accordance with GAAP, the financial position of the Borrowers and the Guarantors as at the dates thereof and the results of operations of the Borrowers and the Guarantors for the periods then ended, and (ii) be reported on, without qualification, by independent certified public accountants selected by the Borrowers and the Guarantors and acceptable to the Agent. Except as disclosed or reflected in such financial statements,
neither   Borrowers  nor  the  Guarantors  shall  have  any   material
liabilities, contingent or otherwise, and there shall be no material unrealized or anticipated losses of the Borrowers or the Guarantors.

      (14) Adverse Change. Since the date of the financial statements described in clause (i) of Section 6.1(m), (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrowers or the Guarantors has occurred that has had, or may have, a Materially Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect.

      (15) ERISA. No Borrower, no Guarantor or any respective Related Company maintains or contributes to (x) any Benefit Plan other than those listed on Schedule 6.1(o) as of the Effective Date or (y) thereafter, any Title IV Plan other than those listed in Schedule 6.1(o). Each Benefit Plan is in substantial compliance with ERISA to the extent that ERISA is applicable, and no Borrower, no Guarantors or any respective Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by any Borrower or any Guarantor to be, incurred by such Borrower, such
Guarantor  or  any  respective Related Company.  Copies  of  all  such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to the Agent. No Borrower, no Guarantor or any respective ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan. No Borrower, no Guarantor or any respective ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the Code, in connection with any Plan, which would subject such Borrower or such Guarantor to a material tax on prohibited transactions imposed by
Section  4975  of the Code.   Except as set forth in Schedule  6.1(o):
(i) no Title IV Plan has any Unfunded Vested Accrued Benefits in excess of $0; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower or any Guarantor, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Borrower, no Guarantors or any respective ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five (5) years, no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Borrower, any Guarantor or any ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

     (16) Absence of Defaults.  No Borrower, no Guarantor or any of their
respective   Subsidiaries  is  in  default  under  its   articles   or
certificate of incorporation or by-laws and no event has occurred, which has not been remedied, cured or waived, which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by such Borrower, such Guarantor or any of their respective Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to which such Borrower, such Guarantor or any of their respective Subsidiaries is a party or by which such Borrower, such Guarantor, any of their respective Subsidiaries or any of such Borrower's, such Guarantor's or any of their respective Subsidiaries' properties may be bound or which would require such Borrower, such Guarantor or any of their respective Subsidiaries to make any payment under any thereof prior to the scheduled maturity date therefor.

    (17) Accuracy and Completeness of Information. All Schedules hereto and all material written information, reports and other papers and data produced by or on behalf of the Borrowers or the Guarantors and furnished to the Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to any Borrower or any Guarantor which has had, or may in the future have (so far as such Borrower or such Guarantor can foresee), a Materially Adverse Effect
upon   any   Borrower,  any  Guarantor  or  any  of  their  respective
Subsidiaries which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in Section 6.1(m), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Agreement Date. No document furnished or written statement made to the Agent or any Lender by any Borrower or any Guarantor in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or
will  contain  any  untrue  statement  of  a  fact  material  to   the
creditworthiness of any Borrower or any Guarantor, or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

     (18) Solvency. In each case after giving effect to the Indebtedness represented by the Revolving Credit Loans outstanding and to be incurred, the transactions contemplated by this Agreement, each Borrower, each Guarantor and each of their respective Subsidiaries is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured
(including   contingent,  subordinated,  unmatured  and   unliquidated
liabilities), and each Borrower, each Guarantor and each of their respective Subsidiaries is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

         (19) Receivables.

     (1) Status. Each Receivable reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in clauses (a) through (o) of the definition of Eligible Receivables, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Agent.

     (2) Chief Executive Office. The chief executive office and principal place of business of each Borrower and each Guarantor, and the books and records relating to the Receivables and other Collateral is located at the address or addresses set forth (A) on Schedule 6.1(s) or (B) in a written notice which complies with the applicable provisions of Section 8.8 hereunder; no Borrower or Guarantor has maintained its chief executive office or books and records relating to the Collateral at any other address at any time during the five (5) years immediately preceding the Agreement Date.

     (20) Real Property. No Borrower or Guarantors owns Real Estate or leases Real Estate other than that Real Estate described on Schedule 6.1(t).

     (21) Corporate and Fictitious Names.  Except as otherwise disclosed on
Schedule  6.1(u),  during  the  five (5)  year  period  preceding  the
Agreement   Date,  no  Borrower,  no  Guarantor  or   any   respective
predecessor thereof has been known as or used any corporate or fictitious name other than the corporate names of the Borrowers and the Guarantors on the Effective Date.

     (22) Federal Reserve Regulations. No Borrower, Guarantor or any of their respective Subsidiaries is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No Borrower or Guarantor owns any Margin Stock and no part of the proceeds of any of the Advances will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors. If requested by the Agent or any Lender, the Borrowers and/or the Guarantors, as the case may be, will furnish to the Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation G, T, U or X to the foregoing effect.

     (23) Government Regulation. No Borrower or Guarantor is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). No Borrower or Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. Assuming the accuracy of the representations set forth in Section 13.2 hereunder, the making of the Revolving Credit Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the related transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     (24) Employee Relations. Each Borrower, each Guarantor and each of their respective Subsidiaries has a stable work force in place and is not, except as set forth on Schedule 6.1(x), party to any collective bargaining agreement nor has any labor union been recognized as the representative of any Borrower's, any Guarantor's or any of their respective Subsidiaries' employees, and no Borrower or Guarantor knows of pending, threatened or contemplated strikes, work stoppage or other labor disputes involving any Borrower's, any Guarantor's or any of their respective Subsidiaries' employees.

     (25) Intellectual Property. Each Borrower and each Guarantor owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others except as otherwise
disclosed   on  Schedule  6.1(y),  and  Schedule  6.1(y)   lists   all
Intellectual Property owned by any Borrower or Guarantor, or which any Borrower or Guarantor has the right to use.

     (26) Trade Names. All trade names or styles under which any Borrower or Guarantor creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on Schedule 6.1(z).

     (27) Brokers. No broker or finder acting on behalf of any Borrower or Guarantor brought about the obtaining, making or closing of the Revolving Credit Loans or the related transactions, and no Borrower or Guarantor has obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     (28) Insurance. Schedule 6.1(bb) lists all insurance policies of any nature maintained, as of the Effective Date, for current occurrences by any Borrower or Guarantor, as well as a summary of the terms of each such policy.

     (29) Deposit and Controlled Disbursement Accounts. Schedule 6.1(cc) lists all banks and other financial institutions at which any Borrower or Guarantor maintains deposits and/or other accounts as of the Effective Date, including any Controlled Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

     (30) Government Contracts. Except as set forth in Schedule 6.1(dd), as of the Effective Date, no Borrower or Guarantor is a party to any contract or agreement with the federal government or any state or municipal government and the Receivables are not subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727)
or any similar state or local law.

     (31) Customer and Trade Relations. As of the Effective Date, there exists no actual or, to the knowledge of any Borrower or Guarantor, threatened termination or cancellation of, or any material adverse modification or change in: (i) the business relationship of any Borrower or Guarantor with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten (10) largest customers of any Borrower or Guarantor; or (ii) the business relationship of any Borrower or Guarantor with any supplier material to its operations.

     (32) Agreements and Other Documents.

     (1) As of the Effective Date, the Borrowers and the Guarantors have made available to the Agent or its counsel, on behalf of the Lenders, for their review, accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Schedule 6.1(ff): supply agreements and purchase agreements not terminable by a Borrower or Guarantor within sixty (60) days following written notice issued by such Borrower or Guarantor and involving transactions in excess of $1,000,000 per annum; and any lease of equipment having a remaining term of one (1) year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; and

     (2) as of the Effective Date, the Borrowers and the Guarantors have provided to the Agent or its counsel, on behalf of the Lenders, accurate and complete copies of (A) licenses and permits (other than state, municipal and other local licenses and permits in which case summaries thereof are acceptable to the Agent) held by a Borrower or Guarantor, the absence of which could be reasonably likely to have a Materially Adverse Effect; (B) instruments or documents evidencing Indebtedness of a Borrower or Guarantor and any security interest granted by such Borrower or Guarantor with respect thereto; and (C) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of a Borrower or Guarantor.

     SECTION 1.29 Survival of Representation and Warranties, Etc. All representations and warranties set forth in this Article 6 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of the Borrowers pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that (a) representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date, and (b) representations and warranties (i) which are applicable after, as well as on, the Effective Date and (ii) which are also the subject of an express affirmative or negative covenant which is further conditioned or qualified, shall be deemed conditioned or qualified, as to dates or times after the Effective Date, in a manner equivalent to the conditions and qualifications set forth in such related affirmative or negative covenant. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any Advance hereunder.

                           ARTICLE 7

                       SECURITY INTEREST

               SECTION 1.30   Security Interest.

    (1) To secure the payment, observance and performance of the Secured Obligations, including, without limitation, any future Advances, the Borrowers and the Guarantors hereby, jointly and severally, mortgage, pledge and assign all of the Collateral to the Agent, for the benefit of itself as the Agent and the Lenders, and grants to the Agent, for the benefit of itself as the Agent and the Lenders, a continuing security interest in, and a continuing Lien upon, all of the Collateral.

     (2) As additional security for all of the Secured Obligations, the Borrowers and the Guarantors, jointly and severally, grant to the Agent, for the benefit of itself as the Agent and the Lenders, a security interest in, and assigns to the Agent, for the benefit of itself as the Agent and the Lenders, all of each and every Borrower's and each and every Guarantor's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of a Lender to a Borrower or Guarantor, or credited by or due from any participant of any Lender to a Borrower or Guarantor, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. Each Borrower and each Guarantor hereby authorizes each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Agent, for the account of the Lenders, without any necessity on the Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Agent, on behalf of the Lenders, should make demand for payment hereunder and without further notice to the Borrowers or the Guarantors (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Agent, the Lenders, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Agent will promptly notify the Borrowers and the Guarantors of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender, any such Affiliate of any Lender or participant for effectuation thereof, and the Borrowers and the Guarantors each hereby irrevocably appoint the Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent or any Lender by such Lender, Affiliate or participant.

               SECTION 1.31   Continued Priority of Security Interest.

   (1) The Security Interest granted by the Borrowers and the Guarantors shall at all times be valid, perfected and enforceable against each and every Borrower and Guarantor and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

    (2) The Borrowers and the Guarantors shall, at their cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 7.2(a), or to enable the Agent and the Lenders to exercise or enforce their rights hereunder, including, but not limited to:

     (1) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens,

     (2) obtaining, after the Effective Date, any additional or new landlords' and mortgagees' releases, subordinations or waivers, and using all reasonable efforts to obtain mechanics' releases, subordinations or waivers,
(1)
     (3) delivering to the Agent, for the benefit of the Lenders, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and

     (4) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments in each case in form and substance satisfactory to the Agent relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law.

     (3) The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of any Borrower or Guarantor for any purpose described in Section 7.2(c) hereof. The Agent will give the Borrowers and the Guarantors notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement.

     (4) Each Borrower and each Guarantor shall mark its respective books and records as directed by the Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

                           ARTICLE 8

                      COLLATERAL COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided in
Section 15.9:

               SECTION 1.32   Collection of Receivables.

     (1) At the request of the Agent, each Borrower will cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement. Each Borrower will promptly cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of other Receivables, of any other Collateral and of any trade accounts receivable that are not forwarded to a Lockbox, to be transferred to or deposited in an Agency Account. In particular, each Borrower will:

      (1) advise each Account Debtor on trade accounts receivable to address all remittances with respect to amounts payable on account thereof to a specified Lockbox,

      (2) advise each other Account Debtor that makes payment to such Borrower by wire transfer, automated clearinghouse transfer or similar means to make payment directly to an Agency Account, and

      (3) stamp all invoices relating to trade accounts receivable with a legend satisfactory to the Agent indicating that payment is to be made to such Borrower via a specified Lockbox.

      (2) The Borrowers and the Agent shall cause all collected balances in each Agency Account to be transmitted daily by wire transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Agency Account Agreement, to the Collection Account:

       (1) for application, on account of the Secured Obligations, as provided in Sections 2.3(c), 12.2, and 12.3, such credits to be entered as of the Business Day following receipt and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and

       (2) with respect to the balance, so long as no Default or Event of Default has occurred and is continuing, for transfer by wire transfer or depository transfer check to a Controlled Disbursement Account.

       (3) Any monies, checks, notes, drafts or other payments referred to in subsection (a) of this Section 8.1 which, notwithstanding the terms of such subsection, are received by or on behalf of the Borrowers will be held in trust for the Agent and will be delivered to the Agent or a Clearing Bank, as promptly as possible, in the exact form received, together with any necessary endorsements for application by the Agent directly to the Secured Obligations or, if applicable, for deposit in the  Agency Account maintained with a Clearing Bank and processing  in
accordance  with  the  terms  of  the  corresponding  Agency   Account
Agreement.

    (4) It is expressly agreed by the Borrowers that, anything herein to the contrary notwithstanding, each Borrower shall remain liable under each of its Contracts, licenses and other agreements, documents and instruments evidencing Receivables to observe and perform all the conditions  and  obligations  to  be  observed  and  performed  by  it
thereunder.   Neither  the  Agent  nor  any  Lender  shall  have   any
obligation or liability under any such Contract, license or agreement by reason of or arising out of this Agreement or the granting herein of a security interest therein or the receipt by the Agent or any Lender of any payment relating to any such Contract, license or agreement pursuant hereto. Neither the Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Borrower under or pursuant to any such Contract, license or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract, license or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

       (5)  All chattel paper shall be marked with the following legend:
"This writing and the obligations evidenced or secured hereby are subject to the security interest of The CIT Group/Business Credit, Inc., as the Agent, for the benefit of itself as a Lender and certain
other  Lenders."   For the Agent's further security,  Borrowers  agree
that the Agent shall have a special property right and security interest in all of each Borrower's books and records pertaining to the Collateral and, upon the occurrence and during the continuance of any Event of Default, each Borrower shall deliver and turn over any such books and records to the Agent or to its representatives at any time on demand of the Agent. Prior to the occurrence of a Default or Event of Default and upon notice from the Agent, each Borrower shall permit any representative of the Agent to inspect such books and records and shall provide photocopies thereof to the Agent, for the benefit of the Agent and Lenders, as more specifically set forth in this Agreement.

    SECTION 1.33 Verification and Notification. The Agent shall have the right (a) at any time and from time to time, in the name of the Agent, the Lenders or in the name of any Borrower, to verify the validity, amount or any other matter relating to any Receivables or other Collateral by mail, telephone, telegraph or otherwise, and to review, audit and make extracts from all records and files related to any such Collateral, and (b) after an Event of Default, to (i) notify the Account Debtors or obligors under any Receivables, of the assignment of such Collateral to the Agent, for the benefit of the Lenders, and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Agent, for the account of the Lenders, and, upon such notification and at the expense of the Borrowers, to enforce collection of any such Collateral and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as a Borrower might have done and (ii) cause the certified independent public accountants then engaged by any Borrower to prepare and deliver to the Agent and each Lender at the Borrowers' expense at any time and from time to time promptly upon the Agent's request the following reports with respect to Borrowers: (a) a reconciliation of all Receivables; (b) an aging of all Receivables; (c) trial balances; and (d) a test verification of such Receivables as the Agent may request.

               SECTION 1.34   Disputes, Returns and Adjustments.

     (1) In the event any amounts due and owing under any Receivable for an amount in excess of $100,000 are in dispute between the Account Debtor and a Borrower, such Borrower shall provide the Agent with prompt written notice thereof.

     (2) Each Borrower shall notify the Agent promptly of all returns and credits in excess of $100,000 in respect of any Receivable, which notice shall specify the Receivable affected.

     (3) Each Borrower may, in the ordinary course of business unless a Default or an Event of Default has occurred and is continuing, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever therein; provided that (i) no such action results in the reduction of more than $100,000 in the amount payable with respect to any one Receivable or of more than $500,000 per Fiscal Quarter, not to exceed $1,000,000 in any Fiscal Year, with respect to all Receivables of the Borrowers (in each case, excluding the allowance of credits or discounts generally available to Account Debtors in the ordinary course of the Borrowers' businesses and appropriate adjustments to the accounts of Account Debtors in the ordinary course of business), and (ii) the Agent is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

               SECTION 1.35   Invoices.

    (1) No Borrower will use any invoices other than invoices in the form delivered to the Agent prior to the Agreement Date and shall not make any change in the names, addresses, or substantive terms, conditions or provisions of the invoice without giving the Agent forty-five (45) days prior notice of the intended use of a different form of invoice together with a copy of such different form.

     (2) Upon the reasonable request of the Agent, each Borrower shall deliver to the Agent, at such Borrower's expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, customer address
lists,   the  original  copy  of  all  documents,  including,  without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Agent shall specify.

  SECTION 1.36 Delivery of Instruments. In the event any Receivable in an amount in excess of $100,000 is, or Receivables in excess of $500,000 in the aggregate are at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, each Borrower will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent, for the benefit of the Lenders.

               SECTION 1.37   Ownership and Defense of Title.

     (1) Except for Permitted Liens, the Borrowers shall at all times be the sole owner or lessee of each and every item of Collateral and shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for cash or on open account or on terms of
payment   ordinarily  extended  to  its  customers,  and  except   for
dispositions  that  are  otherwise  expressly  permitted  under   this
Agreement.   The inclusion of "proceeds" of the Collateral  under  the
Security Interest shall not be deemed a consent by the Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.
(1)
      (2) Each and every Borrower shall defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

               SECTION 1.38   Insurance.

      (1)  Each Borrower and each Guarantor shall at all times maintain
insurance   on   the  Collateral  and  its  equipment  customary   and
appropriate to the nature of such Collateral and equipment, taking into consideration, among other matters, such Borrower's industry, size, and risk and protection of the Agent's Security Interest (for the benefit of the Lenders) in such Collateral and equipment, including, without limitation, coverage against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as the Agent shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid by such Borrower or such Guarantor and copies of the policies delivered to the Agent.

     (2) All insurance policies in respect of the Collateral required under Section 8.7(a) shall name the Agent, for the benefit of the Lenders, as an additional insured (in respect of liability insurance policies), and shall contain loss payable clauses in the form submitted to the Borrowers and the Guarantors by the Agent, or otherwise in form and substance as to terms, underwriter, scope, and coverage satisfactory to the Required Lenders, naming the Agent, for the benefit of the Lenders, as loss payee (in respect of property and casualty insurance policies), as its interests may appear, and providing that

     (1) except to the extent otherwise provided in a Permitted Insurance Premium Financing Agreement, all proceeds thereunder shall be payable to the Agent, for the benefit of the Lenders (provided, however, if no Default or Event of Default exists, proceeds from any loss not exceeding $250,000 may be paid to the Borrowers or the Guarantors, as the case may be, for replacement of the damaged or destroyed property),

     (2) no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and

     (3) such policy and loss payable clauses may be canceled, amended or not renewed only upon at least thirty (30) days prior written notice given to the Agent.

     (3) Any proceeds of insurance referred to in this Section 8.7 which are paid to the Agent, for the account of the Lenders, shall be, at the option of the Required Lenders in their sole discretion, either
(i) applied to replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations.

     (4) Each Borrower and each Guarantor irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent), so long as any Event of Default shall have occurred and be continuing, as such Borrower's or such Guarantor's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such Borrower's or Guarantor's "All Risk" policies of insurance, endorsing the name of such Borrower or Guarantor on any check or other item of payment for the proceeds of such Borrower's or such Guarantor's "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance; provided, however, that in the event that any claim which is or could be made under any of such insurance
policies   exceeds  $1,000,000  no  such  claim  shall   be   settled,
compromised or finally determined, except with the prior written consent of the Agent. The Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Each Borrower and each Guarantor shall promptly notify the
Agent of any loss, damage, or destruction to the Collateral in the amount of $200,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent may, at its
option,   apply  such  proceeds  to  the  reduction  of  the   Secured
Obligations, or permit or require such Borrower or such Guarantor to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed
before   the   loss,  damage  or  destruction.   Notwithstanding   the
foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Materially Adverse Effect and such insurance proceeds do not exceed $2,500,000 in the aggregate, the Agent shall permit such Borrower or such Guarantor to replace, restore, repair or rebuild the property; provided that if such Borrower or such Guarantor has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within one hundred eighty (180) days of such casualty, the Agent may apply such insurance proceeds to the reduction of the Secured Obligations. All insurance proceeds which are to be made available to a Borrower or a Guarantor to replace, repair, restore or rebuild the Collateral shall be applied by the Agent to reduce the outstanding principal balance of the Revolving Credit Loans (which application shall not result in a permanent reduction of the Revolving Credit Loans Commitment) and upon such application, the Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to the Borrowers or the Guarantors, as the case may be, to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrowers shall request an Advance in the amount requested to be released; (ii) so long as the conditions set forth in Article 2 have been met, the Lenders shall make such Advance; and (iii) the Reserve established with respect to such insurance
proceeds  shall  be  reduced by the amount of such  Advance.   To  the
extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied to the reduction of the Secured Obligations.

               SECTION 1.39   Location of Offices and Collateral.

         (1) No Borrower or Guarantor will change the location of its respective chief executive office, the location of the Collateral, or the place where it keeps its books and records relating to the Collateral or change its name, its identity or corporate structure in any manner which might make any Financing Statement or other Uniform Commercial Code amendment, assignment or continuation statement filed in connection herewith seriously misleading within the meaning of
Section 9-402(7) of the Uniform Commercial Code or any other then applicable provision of the Uniform Commercial Code without giving the Agent thirty (30) days' prior written notice thereof and complying with the requirements and conditions of Section 8.8(b).

       (2) After the Agent's written acknowledgment that any reasonable action requested by the Agent in connection with any changes covered by Section 8.8(a), including continuation of the perfection of any Liens in favor of the Agent, on behalf of the Lenders, in any Collateral, has been completed or taken, a Borrower or Guarantor may change the location of its Collateral or the location where it keeps its books and records relating to the Collateral, provided that any such new location shall be in the continental United States, or change its name, its identity or its corporate structure. No Borrower or Guarantor shall change its fiscal year to a year ending in any day other than December 31.

    (3) At no time during the effectiveness of this Agreement shall (i) any more than ten percent (10%) of the aggregate number of Trailers (including, without limitation, any Substitution Trailers) be located outside of the continental United States or Canada, and (ii) any more than five percent (5%) of the aggregate number of Trailers (including, without limitation, any Substitution Trailers) be located within Mexico.

  SECTION 1.40 Records Relating to Collateral. Each Borrower will at all times keep complete and accurate records of all Collateral on a basis consistent with past practices of such Borrower.

  SECTION 1.41 Inspection. The Agent and each Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of a Borrower, at any time or times to: (a) visit the properties of any Borrower and its Subsidiaries, inspect the Collateral and the other assets of such Borrower and its Subsidiaries and inspect and make extracts from the books and records of such Borrower and its Subsidiaries, including but not limited to management letters prepared by independent accountants, all during customary business hours at such premises; (b) discuss such Borrower's and its Subsidiaries'
business,   assets,  liabilities,  financial  condition,  results   of
operations and business prospects, insofar as the same are reasonably related to the rights of the Agent or the Lenders hereunder or under any of the Loan Documents, with such Borrower's and its Subsidiaries'
(i) principal officers, (ii) independent accountants, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of borrowers); and (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral.

     The Borrowers shall deliver to the Agent, for the benefit of the Lenders, any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of the Borrowers.

         SECTION 1.42   Information and Reports.

     (1) Schedule of Receivables. The Borrowers shall deliver to the Agent (i) on or before the Effective Date, a Schedule of Receivables as of a date not more than three (3) Business Days prior to the Effective Date which schedule shall be reconciled to the balance of the accounts receivable as set forth in a Consolidated Balance Sheet as of such date, and (ii) no later than ten (10) days after the end of each Fiscal Month of the Borrowers, a Schedule of Receivables as of the last Business Day of the Borrowers' immediately preceding Fiscal Month which schedule shall be reconciled to (A) the balance of the accounts receivable as set forth in the Consolidated Balance Sheet as of the end of such Fiscal Month and (B) the Schedule of Receivables delivered in respect of the next preceding Fiscal Month.

    (2) Borrowing Base Certificate. Borrowers shall deliver to the Agent not later than three (3) Business Days after the last day of each accounting week of the Borrowers a Borrowing Base Certificate prepared as of the close of business on the last Business Day of such accounting week, and upon the Agent's request on each Business Day a Borrowing Base Certificate as of the third (3rd) preceding Business Day.

    (3) Notice of Diminution of Value. Each Borrower shall give prompt notice to the Agent of any matter or event which has resulted in, or may result in, the diminution in excess of $100,000 in the value of any of its Collateral, except for any such diminution (i) in the value of any Receivables in the ordinary course of business or (ii) which has been appropriately reserved against, as reflected in financial statements previously delivered to the Agent and the Lenders pursuant to Article 10.

    (4) Additional Information. The Agent may in its discretion from time to time request that the Borrowers deliver the schedules, certificates described in Sections 8.11(a), (b) and (c) more or less often and on different schedules than specified in such Sections and the Borrowers will comply with such requests. The Borrowers will also furnish to the Agent and each Lender such other information with respect to the Collateral as the Agent or such Lender may from time to time reasonably request.

     (5) Trailers. Borrowers shall deliver to the Agent not later than five (5) Business Days after the last Business Day of each Fiscal
Month, a report indicating the exact location of each and every Trailer located outside of the continental United States as of the last day of such Fiscal Month. Such reports shall be provided more frequently by Borrowers to the Agent upon the request of the Agent.

     SECTION 1.43 Assignment of Claims Act. Upon the request of the Agent, the Borrowers shall execute any documents or instruments and shall take such steps or actions reasonably required by the Agent so that all monies due or to become due under any contract with the United States of America, the District of Columbia or any state, county, municipality or other domestic or foreign governmental entity, or any department, agency or instrumentality thereof, will be assigned to the Agent, for the benefit of itself and the Lenders, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due or to become due.

     SECTION 1.44   Covenants Regarding Intellectual Property Collateral.

         (1) Each Borrower and each Guarantor shall notify the Agent immediately if it knows that any application or registration relating to any Intellectual Property (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Borrower's or such Guarantor's ownership of any Intellectual Property, its right to register the same, or to keep, use and maintain the same.

    (2) Promptly after the date on which a Borrower or Guarantor acquires any Intellectual Property, such Borrower or such Guarantor shall execute and deliver any and all Intellectual Property security agreements as the Agent may request to evidence the Agent's security interest in such Intellectual Property, and the General Intangibles of such Borrower or such Guarantor relating thereto or represented thereby.

    (3) Each Borrower and each Guarantor shall take all actions necessary or requested by the Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration with respect to all of its Intellectual Property (now or hereafter
existing),   including  the  filing  of  applications   for   renewal,
affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

    (4) In the event that any of the Intellectual Property Collateral is infringed upon, or misappropriated or diluted by a third party, the Borrowers and the Guarantors shall notify the Agent promptly after a Borrower or a Guarantor learns thereof. Each Borrower and each Guarantor shall promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Agent shall deem appropriate under the circumstances to protect such Intellectual Property Collateral.

         SECTION 1.45   Covenants Regarding Trailers.

    (1) The Borrowers and the Guarantors shall maintain the Trailers in good order and repair, except for ordinary wear and tear in the
ordinary  course  of  business.   The Trailers  shall  be  insured  in
accordance with Section 8.7 hereof. Except as otherwise permitted hereunder, the Borrowers and the Guarantors agree not to sell, lease or otherwise dispose of any Trailer or Trailers without the prior written consent of the Agent.

    (2) The Borrowers and the Guarantors may, upon not less than ten (10) days' prior written notice to the Agent, sell any Trailers in the ordinary course of their respective businesses; provided that, (i) at the time of any such sale, there exists no Default or Event of Default hereunder or an event which, with notice or the passage of time or both, would constitute a Default or Event of Default hereunder, and
(ii)  to  the  extent  that  immediately  after  any  such  sale,  the
Collateral Valuation is less than $500,000 (it being expressly understood and agreed that the following provisions are not applicable if, immediately after any such sale, the Collateral Valuation is at least equal to $500,000), either (A) the Borrowers shall promptly (but in  no  event later than five (5) days after any such sale) pledge  to the Agent, for the benefit of the Lenders, Substitution Trailers the aggregate value of which shall be such that, upon such pledge of Substitution Trailers, the Collateral Valuation shall be at least equal to $500,000, or (B) if no Substitution Trailers are so timely pledged by the Borrowers, (I) the Borrowers shall pay to the Lenders an  amount equal to the most recent appraised value of the Trailers so
sold,   and   (II)   that  portion  of  Borrowing  Base   Availability
attributable to subsection (a) of the definition of Borrowing Base B shall be correspondingly reduced by an equal amount. For purposes of this Section 8.14(b), upon substitution, the value attributed to each Substitution Trailer shall be based upon the average value, by
reference   to  the  most  recent  appraised  value,  for  the   given
manufacture and model year of such trailers, until such time as the next appraisal of all Trailers occurs.

     SECTION 1.46 Appraisals of Trailers. Borrowers hereby agree that the Agent may, at Borrowers' cost and expense, undertake or have undertaken (whether in-house or through an appraiser satisfactory to the Agent in its sole discretion) an appraisal of the Trailers, which appraisal shall be in form and substance satisfactory to the Agent in its sole discretion. Such appraisals shall be conducted at least once every six (6) calendar months and more frequently if the Agent so requests.

    SECTION 1.47 Appraisals of Mortgaged Real Estate. Borrowers hereby agree that the Agent may, at Borrowers' cost and expense, undertake or have undertaken (whether in-house or through an appraiser satisfactory to the Agent in its sole discretion) an appraisal of the Mortgaged
Real   Estate,  which  appraisal  shall  be  in  form  and   substance
satisfactory  to  the Agent in its sole discretion.   Such  appraisals
shall be conducted at least once every six (6) calendar months and more frequently if the Agent so requests.

                           ARTICLE 9

                     AFFIRMATIVE COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in
Section 15.9, each Borrower and each Guarantor shall, and shall cause each of its respective Subsidiaries to:

       SECTION 1.48 Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to obtain or maintain such qualification or authorization would not have a Materially Adverse Effect; provided, that (a) within one (1) year after the Effective Date, each of the Guarantors listed on
Schedule 9.1 hereto shall be dissolved, and (b) the Borrowers or Guarantors may be merged with and into other Borrowers at any time, provided that, as a result of such a merger, (i) only a Borrower remains as the surviving entity from such a merger, and (ii) in any such merger involving Trism, Trism remains as the surviving entity.

  SECTION 1.49 Compliance with Applicable Law and Material Contracts. Comply with all material Applicable Law relating to such Borrower, such Guarantor or such Subsidiary, and all material agreements to which such Borrower, such Guarantor or such Subsidiary is a party.

  SECTION 1.50 Maintenance of Property. In addition to, and not in derogation of, the requirements of the Security Documents,

         (1)  protect and preserve all properties material to its business,
including  copyrights,  patents,  trade  names  and  trademarks,   and
maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, and

         (2) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

        SECTION 1.51 Conduct of Business. At all times carry on its business in an efficient manner and engage only in the business described in Section 6.1(e).

      SECTION 1.52 Insurance. Maintain, in addition to the coverage required by Section 8.7 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

  SECTION 1.53   Payment of Taxes and Claims.  Pay or discharge when due
(a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they
become   delinquent,  and  (b)  all  lawful  claims  of   materialmen,
mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Borrower or such Guarantor; except that this
Section 9.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor have been appropriately established.

    SECTION 1.54 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

     SECTION 1.55   Use of Proceeds.

 (1) Use the proceeds of the initial Advance to (i) first, satisfy in full all of the outstanding and unsatisfied obligations under the DIP Facility as of the Effective Date, after taking into account the assumption by the Borrowers, as Letter of Credit Obligations hereunder, of all Letter of Credit Obligations under the DIP Facility (as provided hereinabove in the definition of Letter of Credit Obligations), and otherwise fulfill the requirements of the Plan of Reorganization, and (ii) all subsequent Advances only for working capital purposes with respect to the ordinary course of business operations of each Borrower, or as is otherwise expressly authorized herein, and

 (2) not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation G or U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

  SECTION 1.56   Hazardous Waste and Substances: Environmental Requirements.

       (1)  In addition to, and not in derogation of, the requirements of
Section 9.2 and of the Security Documents, substantially comply with all Environmental Laws and all Applicable Law relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of such Borrower's, such Guarantor's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established), promptly notify the Agent of its receipt of any notice of a violation of any such Environmental Laws or other such Applicable Law and indemnify and hold the Agent and the Lenders harmless from all Environmental Liabilities incurred by or imposed upon the Agent or any Lender on account of such Borrower's or such Guarantor's failure to perform its obligations under this Section 9.9.

       (2) Such Borrower or such Guarantor shall not cause or permit a Release of any Contaminant on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or impacts which could not reasonably be expected to have a Materially Adverse Effect on such Borrower or such Guarantor and their respective Subsidiaries as a whole.

     (3) Whenever such Borrower or such Guarantor gives notice to the Agent pursuant to this Section 9.9 with respect to a matter that reasonably could be expected to result in an Environmental Liability to such Borrower or such Guarantor in excess of $500,000 in the aggregate, such Borrower or Guarantor shall, at the Agent's request and such Borrower's or Guarantor's expense, (i) cause an independent environmental engineer acceptable to the Agent to conduct an assessment, including tests where necessary, of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Agent a report setting forth the results of such assessment, a proposed plan to bring such Borrower into compliance with such Environmental Laws (if such assessment indicates noncompliance) and an estimate of the costs thereof, and
(ii) provide to the Agent a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.

  SECTION 1.57   Landlords' Agreements, Mortgagee Agreements and Bailee
Letters.   Such  Borrower or Guarantor shall use its  reasonable  best efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is
located,  which  agreement  or  letter  shall  contain  a  waiver   or
subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall
otherwise  be satisfactory in form and substance to the Agent.   After
the Effective Date, no real property or warehouse space where Collateral may be stored or located shall be leased or acquired by such Borrower or Guarantor, unless and until a satisfactory landlord or mortgagee agreement, as the case may be, shall first have been obtained with respect to such location. Such Borrower or Guarantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or
public  warehouse where any Collateral is or may be located.   Nothing
contained in this Section 9.10 shall impair or otherwise modify any of
the   Agent's   rights   under  this  Agreement,  including,   without
limitation, Lender's rights pursuant to the respective definitions of "Eligible Receivables" and "Borrowing Base."

   SECTION 1.58 Further Assurances. Each Borrower and Guarantor agrees that it shall, at its expense and upon request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Agent such further instruments and do and cause to be done such further acts as may be necessary in the reasonable opinion of the Agent to carry out the express provisions of this Agreement or any other Loan Document.

                           ARTICLE 10

                          INFORMATION

         Until the Revolving Credit Loans Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in Section 15.9, each Borrower will furnish to the Agent and to each Lender at the offices then designated for such notices pursuant to Section 15.1:

         SECTION 1.59   Financial Statements.

    (1) Audited Year-End-Statements. As soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrowers and the Guarantors, copies of the Consolidated Balance Sheet and the Consolidating Balance Sheets as at the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flow for such Fiscal Year, together with consolidating statements for the Borrowers and the Guarantors, in each case setting forth in comparative form the figures for the previous Fiscal Year of the Borrowers and the Guarantors and reported on, without qualification, by independent certified public accountants selected by the Borrowers and the Guarantors and acceptable to the Agent (the "Audited Financial Statements").

  (2) Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each Fiscal Quarter of the Borrowers, copies of the Consolidated Balance Sheet and the Consolidating Balance Sheets, as of the end of such Fiscal Quarter, and the related statements of income, shareholders, equity, and cash flow for such Fiscal Quarter, together with consolidating statements for the Borrowers and the Guarantors, in each case setting forth in comparative form the figures for the previous Fiscal Year of the Borrowers and Guarantors (including, without limitation, a comparison to the projected budgeted figures), certified by a Financial Officer of the Borrowers and the Guarantors, to the best of his knowledge, as presenting fairly the financial condition and results of operations of a Borrower and the Guarantors as of the date thereof and for the periods ended on such date, subject to normal year-end adjustments.

    (3) Monthly Financial Statements. As soon as available, but in any event within thirty (30) days after the end of each Fiscal Month of
the   Borrowers,  copies  of  the  Consolidated  Balance   Sheet   and
Consolidating Balance Sheets of the Borrowers and the Guarantors as at the end of such Fiscal Month and the related unaudited income statement for the Borrowers and the Guarantors for such Fiscal Month and for the portion of the Fiscal Year through such Fiscal Month, together with consolidating statements for the Borrowers and the Guarantors, in each case setting forth in comparative form the figures for the previous Fiscal Year (including, without limitation, a comparison to the projected budget figures for the previous Fiscal
Year), certified by a Financial Officer of the Borrowers and the Guarantors to the best of his knowledge as presenting fairly the financial condition and results of operations of the Borrowers and the Guarantors as at the date thereof and for the periods ended on such date, subject to normal year end adjustments.

    (4) Projected Financial Statements. As soon as available, but in any event prior to the last Business Day of each Fiscal Year during the term hereof, forecasted financial statements prepared by the Borrowers on  a  consolidated basis and approved by Trism's Board of  Directors,
consisting   of  monthly  consolidated  balance  sheets,   cash   flow
statements   and  income  statements  of  the  Borrowers,   reflecting
projected Advances hereunder and setting forth the assumptions on which such forecasted financial statements were prepared, covering the one-year period commencing on the first day of the next succeeding fiscal year.

All such financial statements referred to in clauses (a) and (b) shall be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes and normal year-end adjustments) applied consistently throughout the periods reflected therein.

     SECTION 1.60 Accountants' Management Letter. Together with the Audited Financial Statements referred to in Section 10.1(a), each Borrower shall deliver to the Agent a copy of the most recent management letter to such Borrower from its respective independent certified public accountants,

         (1) stating that in making the examination necessary for the preparation of such management letter, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and

    (2) having attached the calculations, prepared by each Borrower and reviewed by such accountants, required to establish whether or not each Borrower is in compliance with the covenants contained in Sections 11.1, 11.2, 11.5, 11.6 , 11.10 and 11.12, as of the date of such financial statements.

   SECTION 1.61 Officer's Certificate. Together with each delivery of financial statements required by Section 10.1 (a), (b) and (c), a certificate of each Borrower's President or Financial Officer (a) stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by each Borrower with respect to such Default or Event of Default, and (b) setting forth the calculations necessary to establish whether or not each Borrower was in compliance with the covenants contained in Sections 11.1, 11.2, 11.5, 11.6, 11.10 and 11.12, as of
the date of such statements.


        SECTION 1.62   Copies of Other Reports.

      (1)  Promptly upon receipt thereof, copies of all reports, if any,
submitted  to  each  Borrower  or  its  Board  of  Directors  by   its
independent public accountants.

      (2) As soon as practicable, copies of all financial statements and reports that each Borrower shall send to its shareholders generally and of all registration statements and all regular or periodic reports which each Borrower shall file with the Securities and Exchange Commission or any successor commission.

      (3) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the
business,   assets,  liabilities,  financial  condition,  results   of
operations or business prospects of each Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request and that each Borrower has or (except in the case of legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain; provided, however, that the Lenders shall, to the extent reasonably practicable, coordinate examinations of each Borrower's records by their respective internal auditors. The rights of the Agent and the Lenders under this Section
10.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

      (4) If requested by the Agent or any Lender, each Borrower will furnish to the Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form G-3 or U-1 referred to in Regulation G and U, respectively, of the Board of Governors of the Federal Reserve System.

   SECTION 1.63 Notice of Litigation and Other Matters. Prompt notice of:

      (1)  the commencement, to the extent each Borrower is aware of the
same,  of  all  proceedings  and  investigations  by  or  before   any
governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting any Borrower, any of its Subsidiaries or any of any Borrower's or any of its Subsidiaries' properties, assets or businesses, which might, singly or in the aggregate, result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect on any Borrower and its Subsidiaries, taken as a whole,

      (2) any amendment of the articles of incorporation or by-laws of any Borrower or any of its Subsidiaries,

      (3) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or any of its Subsidiaries which has had or may have, singly or in the aggregate, a Materially Adverse Effect on any Borrower or its Subsidiaries, taken as a whole, and any change in the Chief Executive Officer, President or Chief Financial Officer of such Borrower, and

      (4) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by any Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) to which any Borrower or any of its Subsidiaries is a party or by which any Borrower, any of its Subsidiaries or any of any Borrower's or any of its Subsidiaries' properties may be bound.

     SECTION 1.64 ERISA. As soon as possible and in any event within thirty (30) days after any Borrower knows, or has reason to know, that:

      (1) any Termination Event with respect to a Plan has occurred or will occur, or

      (2) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans is equal to an amount in excess of $0.00, or

      (3) any Borrower or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of such Borrower's or such Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or a Financial Officer of such Borrower setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.

      SECTION 1.65 Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Agent or any Lender, whether pursuant to this Article 10 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter.

     SECTION 1.66 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrowers shall deliver to the Agent and the Lenders as part of the officer's certificate required pursuant to Section 10.3 such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided that no such revisions or updates to any Schedule(s) shall be deemed to have
amended,   modified  or  superseded  such  Schedule(s)  as  originally
attached  hereto,  or  to  have  cured  any  breach  of  warranty   or
representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders in the exercise of their reasonable credit judgment, shall have accepted in writing such revisions or updates to such Schedule(s).


                           ARTICLE 11

                       NEGATIVE COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in
Section 15.9, no Borrower will directly or indirectly and will not permit its Affiliates to:

         SECTION 1.67 Financial Ratios. Breach any of the financial covenants set forth in this Section 11.1:

    (1) Minimum Net Worth. Upon and after the event of an Availability Shortfall, the Net Worth of the Borrowers thereafter shall not, at any time during the then remaining term hereof, be less than (i) $16,500,000.00 at any time on or before the earlier of (A) the date on which the Fresh Start Financial Statements are delivered to Lender or
(B) March 30, 2000, and thereafter (ii) an amount equal to eighty percent (80%) of the Net Worth of Borrowers reflected in the Fresh Start Financial Statements.

     (2) Minimum Fixed Charge Coverage Ratio. Upon and after the event of an Availability Shortfall, the Borrowers shall have a Fixed Charge Coverage Ratio for each of the following respective periods of not less than the ratio set forth opposite such periods, as follows:

Period                                                          Minimum Ratio

Fiscal Quarter ended March 31, 2000                               .85 to 1

Two-Fiscal-Quarter Period ended June 30, 2000                     .90 to 1

Three-Fiscal-Quarter Period ended September 30, 2000              .95 to 1

Each Four-Fiscal-Quarter Period ended December 31, 2000,
     and March 31, 2001, respectively                            1.00 to 1
Each Four-Fiscal-Quarter Period ended on the last day of the
     Fiscal Quarter ended June 30, 2001 and on the last
     day of each succeeding Fiscal Quarter thereafter            1.15 to 1


         (3) Maximum Leverage Ratio. Upon and after the event of an Availability Shortfall, the Borrowers shall not permit the Leverage Ratio at any time thereafter to exceed the respective ratios set forth below as of the last day(s) of the respective period(s) set forth opposite such ratios:


Period                                                     Maximum Ratio

Each of the Fiscal Quarters ended March 31, 2000 and
     June 30, 2000, respectively                             9.00 to 1

Fiscal Quarter ended September 30, 2000                      8.50 to 1

Each of the Fiscal Quarters ended December 31, 2000,
     and March 31, 2001, respectively                        8.00 to 1

Each of the Fiscal Quarters thereafter                       1.15 to 1


    SECTION 1.68 Indebtedness for Money Borrowed. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except for (a)
Indebtedness  to  the  Lenders  arising  under  this  Agreement,   (b)
Permitted Existing Indebtedness, (c) Capitalized Lease Obligations and Operating Lease Obligations relating to sale/leaseback transactions which meet the requirements of Section 11.12, in an aggregate amount up to $15,000,000 for each of the Fiscal Years during the term hereof, and (d) Permitted Incremental Obligations.

     SECTION 1.69 Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person, except for Permitted Guaranties.

     SECTION 1.70 Investments. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, maintain any Investment other than Permitted Investments.

     SECTION 1.71 Unfunded Capital Expenditures. Make any Unfunded Capital Expenditures, except that the Borrowers may make aggregate Unfunded Capital Expenditures in each Fiscal Year during the term hereof in an amount not to exceed, (a) $50,000,000 less (b) the sum of
(i) all payments made or scheduled to be made by any Borrower during such Fiscal Year on or with respect to Purchase Money Indebtedness, Operating Lease Obligations and (without duplication) Indebtedness for Money Borrowed which, in each case, was incurred by a Borrower prior to the commencement of such Fiscal Year, and (ii) the aggregate amount of all Purchase Money Indebtedness and Operating Lease Obligations incurred by any of the Borrowers during such Fiscal Year.

      SECTION 1.72 Restricted Dividend Payments and Purchases, Etc. Declare or make any Restricted Distribution or Restricted Payment, except that in each Fiscal Year during the term hereof, the Borrowers may (a) buy or sell Trailers in the ordinary course of their respective businesses, as provided for under Section 8.14(b) hereof, and (b) prepay, in the ordinary course of business, obligations arising under Operating Leases, Capitalized Leases and Purchase Money Indebtedness; provided, however notwithstanding anything to the contrary contained in this Section 11.6, no Restricted Payment shall be made in the event an Availability Shortfall exists.

     SECTION 1.73 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person, including its capital stock or the capital stock of any of its Subsidiaries, other than sales of Inventory in the ordinary course of business and except as permitted pursuant to Section 9.1 hereof.

    SECTION 1.74 Transactions with Affiliates. Effect any transaction, including, without limitation, entering into any management agreement or service agreement, with any Affiliate without the express prior written consent of the Agent, except (a) in the ordinary course of the Borrower's business and (b) loans to Affiliates of any of the Borrowers in the aggregate during the term hereof, not to exceed $100,000.

    SECTION 1.75 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral or its other assets, other than Permitted Liens.

    SECTION 1.76   Operating Leases.  Enter into any lease other than a
Capitalized  Lease  (an  "Operating  Lease")  that  would  cause   the
Borrowers to exceed the Permitted Incremental Obligations.

    SECTION 1.77 Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, and any other condition, event or transaction with respect to any Plan which could result in the incurrence by such Borrower of any material liability, fine or penalty.

    SECTION 1.78 Sales and Leasebacks. Except as set forth in Schedule 11.12, enter into any synthetic lease or any arrangement with any Person providing for such Borrower's leasing from such Person any real or personal property which has been or is to be sold or transferred, directly or indirectly, by such Borrower to such Person provided that
the   Borrowers  may  enter  into  sale/leaseback  transactions   with
aggregate Net Proceeds in an amount for all Borrowers not to exceed $15,000,000 per Fiscal Year.

    SECTION 1.79 Capital Structure and Business. (a) Make any material changes in any of its business objectives, purposes or operations which could reasonably be expected to materially and adversely affect the repayment of the Loans or any of the other Secured Obligations or could reasonably be expected to result in a Materially Adverse Effect on such Borrower and its Subsidiaries as a whole, (b) make any change in its capital structure as described on Schedule 11.13, including the issuance of any shares of stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding stock, except for options issued pursuant to the terms of the employee and/or management stock option plan in effect as of the Effective Date and the shares of stock issued in connection therewith, or (c) amend its charter or bylaws in a manner which would adversely affect the Agent or the Lenders or such Borrower's duty or ability to repay the Secured Obligations.

         SECTION 1.80   Change of Control; Change In Management.

    (1) Without the express prior written consent of the Agent, directly or indirectly effect a Change of Control.

    (2) Without the express prior written consent of the Agent, which consent shall not be unreasonably withheld, directly or indirectly effect a Change in Management.

       SECTION 1.81 No Impairment of Intercompany Transfers. Directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other
Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of such Borrower to such Borrower.

     SECTION 1.82   No Speculative Transactions.  Engage in any transaction
involving   commodity   options,   futures   contracts   or    similar
transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

     SECTION 1.83 Pledge of Real Estate. Create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any Real Estate owned by any Borrower or any Guarantor, without the prior written consent of the Agent.

                           ARTICLE 12

                            DEFAULT

         SECTION 1.84 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

    (1) Default in Payment. Any Borrower shall default in any payment of principal of or interest on any Loan or any Note when and as due (whether at maturity, by reason of acceleration or otherwise).

    (2) Other Payment Default. Any Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for a period of five (5) days after written notice thereof has been given to such Borrower by the Agent.

    (3) Misrepresentation. Any representation or warranty made or deemed to be made by any Borrower or any Guarantor under this Agreement or any Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

    (4) Default in Performance. Any Borrower or any Guarantor shall default in the performance or observance of any term, covenant, condition or agreement to be performed by such Borrower or Guarantor, contained in

       (1) Articles 7, 8, 10 or 11, or Section 9.1 (insofar as it requires the preservation of the corporate existence of such Borrower or Guarantor), or Section 9.8, and the Agent shall have delivered to such Borrower or Guarantor written notice of such default; or

       (2) any other provision of this Agreement (other than as specifically provided for otherwise in this Section 12.1) and such default shall continue for a period of thirty (30) days after written notice thereof has been given to such Borrower or Guarantor by the Agent.

      (5) Indebtedness Cross Default. With respect to Indebtedness for Money Borrowed,

       (1) the maturity of any such Indebtedness, individually or in the aggregate with other such Indebtedness, in a principal amount exceeding $5,000,000 shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or

         (ii) any event shall have occurred and be continuing which would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and such Borrower or such Subsidiary shall have failed to cure such default prior to the expiration of any applicable cure or grace period.

       (6) Other Cross-Defaults. Any Borrower, any Guarantor or any of their respective Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents or any such agreement, contract or lease relating to Indebtedness for Money Borrowed) if the existence of any such defaults, singly or in the aggregate, could in the reasonable judgment of the Agent have a Materially Adverse Effect on one or more Borrowers or Guarantors.

       (7) Voluntary Bankruptcy Proceeding. Any Borrower, any Guarantor or any of their respective Subsidiaries shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other
laws,   domestic  or  foreign,  relating  to  bankruptcy,  insolvency, reorganization,  winding up or composition for  adjustment  of  debts,
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

      (8) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower, any Guarantor or any of their Subsidiaries in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Borrower, any Guarantor, any of their Subsidiaries or of all or any substantial part of the assets, domestic or foreign, of
such   Borrower,   such   Guarantor,  or  any  of   their   respective
Subsidiaries, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding against such Borrower, such Guarantor or any of their respective Subsidiaries (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

      (9) Loan Documents. Any event of default or Event of Default under any other Loan Document shall occur or any Borrower or any Guarantor shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by such Borrower or any Guarantor under, any such Loan Document or any provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid, binding and enforceable, other than a nonmaterial provision rendered unenforceable by operation of law, or such Borrower, such Guarantor or other party thereto (other than the Agent or a Lender) shall so state in writing, or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Agent or a Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

      (10) Judgment. (i) An uninsured judgment or order for the payment of money warrant, writ of attachment, execution or similar process which exceeds in amount or value $500,000 individually or $1,000,000 in the aggregate, or (ii) any non-monetary judgment or order which could reasonably be expected to have a Materially Adverse Effect, shall be entered against any Borrower or any Guarantor by any court and such judgment, order, warrant, writ of attachment, execution or similar process as set forth in clause (i) or (ii) shall continue undischarged or unstayed for thirty (30) days.

      (11) ERISA. (i) Any Termination Event with respect to a Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of any Borrower or any Guarantor) over (B) the present value on such day of all vested nonforfeitable benefits under such other Plan, results in an Unfunded Vested Accrued Benefit in excess of $100,000, or (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or (iii) any Borrower or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

      (12) Qualified Audits. The independent certified public accountants retained by any Borrower or any Guarantor shall refuse to deliver an opinion in accordance with Section 10.1(a) with respect to the annual financial statements of such Borrower or Guarantor.

      (13) Material Adverse Change. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or would have, either individually or in the aggregate, a Materially Adverse Effect.

      (14) Change of Control. There occurs any Change of Control of any Borrower or Guarantor without the express prior written consent of the Agent.

      (15) Change in Management. There occurs any Change in Management of any Borrower or Guarantor without the express prior written consent of the Agent, which consent shall not be unreasonably withheld.

      SECTION 1.85   Remedies.

     (1) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 12.1(g) or (h),
(i) the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Loans and the right of any and all Borrowers to request Advances under this Agreement shall immediately terminate.

     (2) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any such Event of Default, the Agent may without notice, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

        (1) declare the principal of and interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

        (2) terminate the Revolving Credit Loans and any other right of the Borrowers to request Advances hereunder;

         (3) notify, or request each Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Agent, for the benefit of the Lenders, or any agent or designee of the Agent, at such address as may be specified by the Agent and if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to such Borrower, such Borrower shall hold all such payments it receives in trust for the Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, such Borrower, and shall deliver the same to the Agent or any such agent or designee of the Agent immediately upon receipt by such Borrower in the identical form received, together with any necessary endorsements;

         (4) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Agent reasonably considers advisable and in all such cases only the net amounts received by the Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and reasonable attorneys' fees, shall constitute Collateral and each Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

         (5) through self-help, without notice, demand or judicial or other process, enter upon any premises in which Collateral may be located and, without resistance or interference by any Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably;

       (6) require each Borrower to and each Borrower shall, without charge to the Agent or any Lender, assemble the Collateral and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate and as are reasonably convenient to both the Agent and such Borrower;

       (7) at the expense of Borrowers, cause any of the Collateral to be placed in a public or field warehouse, and the Agent shall not be liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in its reasonable credit judgment;

       (8) through self-help and without notice, demand or judicial or other process, and without payment of any rent or any other charge, enter any of any Borrower's premises and, without breach of the peace, until the Agent, on behalf of the Lenders, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of any Borrower's Collateral, for the purpose of
     (A) completing any work in process, and (B) collecting any Receivable, and the Agent for the benefit of the Lenders is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Intellectual Property in connection with the foregoing, and the rights of each and every Borrower under all licenses, sublicenses and franchise agreements shall inure to the Agent for the benefit of the Lenders (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

         (9) exercise any and all of its rights under any and all of the Security Documents;

         (10) apply any Collateral consisting of cash to the payment of the Secured Obligations in any order in which the Agent, on behalf of the Lenders, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

         (11) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, each Borrower shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Agent; and

       (12) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to such Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

       SECTION 1.86 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

      (1) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys' fees and expenses actually incurred (including, without limitation, the expenses and other allocated costs of internal counsel);

      (2) Second: to the payment of the Secured Obligations and, with respect to such Secured Obligations constituting the aggregate Letter of Credit Amount for Letters of Credit that the Agent determines have been authorized for issuance by the Agent and the Issuing Lender pursuant to Section 3.1 hereof but have not yet been issued, the creation of a Cash Collateral Account (with each and every Borrower and Guarantor remaining liable for any deficiency); and

     (3) Third: the balance (if any) of such proceeds shall be paid to the Borrowers, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

The Borrowers and Guarantors shall remain liable, jointly and severally, and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

      SECTION 1.87   Miscellaneous Provision Concerning Remedies.

    (1) Rights Cumulative. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

      (2) Waiver of Marshaling. Each Borrower hereby waives any right to require any marshaling of assets and any similar right.

      (3) Limitation of Liability. Nothing contained in this Article 12 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Agent, any Lender or any agent or designee of the Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Agent, the Lenders and their agents or designees shall have no liability to any Borrower for actions taken pursuant to this Article 12, any other provision of this Agreement or any of the Loan Documents so long as the Agent or such Lender shall act reasonably and in its reasonable credit judgment.

      (4) Appointment of Receiver. In any action under this Article 12, the Agent shall be entitled during the continuance of an Event of Default to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

     SECTION 1.88 Trademark License. Each Borrower hereby grants to the Agent, for the benefit of the Lenders, to the extent of such Borrower's rights therein and to the extent permitted by the various license agreements relating thereto, the nonexclusive right and license to use the trademarks set forth on Schedule 6.1(y) and any other trademark then used by any Borrower, for the purposes set forth in Section 12.2(b)(viii) and for the purpose of enabling the Agent to realize on the Collateral and to permit any purchaser of any portion of  the Collateral through a foreclosure sale or any other exercise of the  Agent's rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement  that  any  monetary payment whatsoever  be  made  to  any
Borrower  or  any  other Person by the Agent.   Each  Borrower  hereby
represents, warrants, covenants and agrees that, except as set forth in the license agreements, it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this Section 12.5.

                           ARTICLE 13

                          ASSIGNMENTS

      SECTION 1.89   Successors and Assigns; Participations.

    (1) This Agreement shall be binding upon and inure to the benefit of each Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender, and any such attempted assignment or transfer by any Borrower except in strict compliance with the provisions hereof shall be null and void, and of no force or effect.

    (2) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided, however, that
(i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Transfer with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000 (the "Minimum Commitment"), (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Transfer with respect to such assignment is delivered to the Agent) shall in no event be less than the Minimum Commitment, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined) an Assignment and Transfer, together with any Note or Notes subject to such assignment and such assignee's commitment percentage of the Agent's syndication expenses, (v) such assignment shall not, without the consent of the Borrowers, require a Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, (vi) the representation contained in Section 13.2 hereof shall be true with respect to any such proposed assignee, and (vii) such Lender provides notice to the Borrowers of the identity of the Eligible Assignee.
Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Transfer, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Transfer, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement. Notwithstanding anything to the contrary in this Section 13.1(b) or elsewhere in this Agreement, The CIT Group/Business Credit, Inc.
("CITBC") agrees that, except after the occurrence of an Event of Default, the principal amount of the Commitment of CITBC during the term hereof shall in no event be less than the highest Commitment of any other Lender party to this Agreement.

      (3) By executing and delivering an Assignment and Transfer, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i)
other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this
Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements refereed to in Section 6.1(m) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Transfer; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (4) The Agent shall maintain a copy of each Assignment and Transfer delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register
as  a  Lender  hereunder  for all purposes  of  this  Agreement.   The
Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

    (5) Upon its receipt of an Assignment and Transfer executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Transfer has been completed and is in the form of Exhibit J, (i) accept such Assignment and Transfer, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and each Borrower, and (iv) promptly deliver a copy of such Assignment and Transfer to each Borrower. Within five (5) Business Days after receipt of notice, each Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment Percentage assumed by such Eligible Assignee pursuant to such Assignment and Transfer and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Transfer and shall otherwise be in substantially the form of the assigned Notes delivered to the assignor Lender. Each surrendered Note or Notes shall be canceled and returned to Trism.

       (6) Each Lender may, without the consent of any Borrower, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its commitments hereunder and the Loans owing to it and the Notes held by it); provided, however, that (i) each such participation shall be in an amount not less than the Minimum Commitment, (ii) such Lender's obligations under this Agreement (including, without limitation, its commitments hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) each Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of pursuant to the terms of this Agreement or the Security Documents),
(vi) any such disposition shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state and (vii) such Lender provides notice to a Borrower of the identity of the potential participant. The Lender selling a participation to any bank or other entity that is not an Affiliate of such Lender shall give prompt notice thereof to each Borrower.

      (7) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
Section 13.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such disclosure, each such-assignee, proposed assignee, participant or proposed participant shall agree with such Borrower or such Lender (which in the case of an agreement with only such Lender, such Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to such Borrower received from such Lender.

         (8) Each Borrower shall assist any Lender permitted to sell assignments or participations under this Section 13.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including, without limitation, (i) prompt assistance in the preparation of an information memorandum and the verification of the completeness and accuracy of the information contained therein; (ii) preparation of offering materials and projections by any Borrower and its advisors; (iii) providing the Agent with all information reasonably deemed necessary by the Agent to successfully complete the syndication; (iv) confirmation as to the accuracy and completeness of such offering materials, information and projections; (v) participation of any Borrower's senior management in meetings and conference calls with potential lenders at such times and places as the Agent may reasonable request; and (vi) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested.

   (9) In the event that (i) an Event of Default has occurred hereunder and (ii) CITBC intends to assign, whether through absolute assignment, participation or otherwise, all or a portion of its interest, rights and obligations under this Agreement to an Eligible Assignee pursuant to the terms of this Section 13.1 (the "Proposed Assignment"), CITBC shall, within fifteen (15) days prior to the closing of such Proposed Assignment, deliver to each other Lender notice (the "Assignment Notice") specifying (A) the amount of the Proposed Assignment and (B) outlining the terms under which such Lender can participate in the Proposed Assignment and simultaneously with the closing thereof assign a portion of such Lender's Commitment in an amount equal to (x) such Lender's Commitment Percentage multiplied by (y) the amount of the
Proposed  Assignment  (each,  a "Pro-rata  Assignment  Right").   Each
Lender shall then have ten (10) days, from the date of the Assignment Notice, to notify CITBC of its desire to exercise its Pro-rata Assignment Right. In the event any Lender notifies CITBC (within the time frame set forth above) of its desire to exercise its Pro-rata Assignment Right, CITBC and such Lender shall enter into such documents as CITBC deems necessary and appropriate in its sole discretion to evidence and effect such an assignment.

        SECTION 1.90 Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; provided, however, that subject to Section 13.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.

                           ARTICLE 14

                             AGENT

      SECTION 1.91 Appointment of Agent. Each of the Lenders hereby irrevocably designates and appoints The CIT Group/Business Credit, Inc. as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, as the Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, including, without limitation, to make determinations as to the eligibility of Receivables and to adjust the advance ratios contained in the definition of "Borrowing Base" (so long as such advance ratios, as adjusted, do not exceed those set forth in the definition of "Borrowing Base"), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

    SECTION 1.92 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

    SECTION 1.93 Exculpatory Provisions. Neither the Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the
value,   validity,   effectiveness,  genuineness,  enforceability   or
sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower.

     SECTION 1.94 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.1. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or the unanimous consent of the Lenders with respect to the matters set forth in Section 15.9(b)) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     SECTION 1.95 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of
default".   In  the event that the Agent receives such a  notice,  the
Agent  shall promptly give notice thereof to the Lenders.   The  Agent
shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) continue making Revolving Credit Loans to the Borrowers on behalf of the Lenders in reliance on the provisions of Section 4.6 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

    SECTION 1.96 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of any Borrower and made its own decision to make its
Loans  hereunder  and  enter into this Agreement.   Each  Lender  also
represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any Borrower which may come into the possession of the Agent or any of its
officers,   directors,   employees,   agents,   attorneys-in-fact   or
Affiliates.

     SECTION 1.97 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by a Borrower and without limiting the obligation of the Borrowers to do
so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or
willful   misconduct   or  resulting  solely  from   transactions   or
occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to
Section 13.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to Section 13.1, at a time before such
assignment.   The  agreements  in this subsection  shall  survive  the
payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

     SECTION 1.98 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower and any Guarantor and their respective Subsidiaries as if the Agent were not the Agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit issued by it, the Agent shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" or "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders.

     SECTION 1.99 Successor Agent. The Agent may resign as the Agent upon an Event of Default by providing thirty (30) days' written notice to the Lenders. The Agent may be removed by the Required Lenders if the Agent is grossly negligent or engages in willful misconduct in the performance of its duties under this Agreement. If the Agent shall resign or be removed as the Agent under this Agreement, then the
Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the
Borrowers   (which  approval  shall  not  be  unreasonably  withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the
parties  to  this  Agreement or any holders of the Notes.   After  any
Agent's resignation or removal hereunder as the Agent, the provisions of Section 14.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. Notwithstanding anything to the contrary contained herein, the Agent's right to resign as the Agent, or to assign its status as the Agent, pursuant to the terms of this Section 14.9 shall be expressly conditioned upon a successor Agent being appointed simultaneously therewith.

        SECTION 1.100 Notices from Agent to Lenders. The Agent shall promptly, upon receipt thereof, forward to each Lender copies of any written notices, reports or other information supplied to it by the Borrowers (but which the Borrowers are not required to supply directly to the Lenders).

        SECTION 1.101 Direction from Lenders. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, the Agent shall not exercise any of the remedies set forth in Section 12.2 (or in any other provision of any Loan Document) with respect to any of the Mortgaged Real Estate or Pledged Collateral (as defined in the Pledged Agreement) without the prior written consent of any combination of Lenders whose Commitment Percentages at such time aggregate fifty percent (50)% or more. The foregoing sentence shall not, as between the Borrowers, the Guarantors and the Agent, limit or
restrict   the  Agent's  right  to  pursue  any  remedy  against   the
Collateral,  including  the  Mortgaged Real  Estate  and  the  Pledged
Collateral.

                           ARTICLE 15

                         MISCELLANEOUS

      SECTION 1.102  Notices.

    (1) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by
telephone,  subsequently  confirmed in writing.   Notices  in  writing
shall be delivered personally or sent by certified or registered mail,
postage   pre-paid,  or  by  overnight  courier,  telex  or  facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal, provided that in the case of notices to the Agent, notice shall be deemed to have been given only when such notice is actually received by the Agent. A telephonic notice to the Agent, as understood by the Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

    (2) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing

     If to the Borrowers
     and/or the Guarantors:   c/o TRISM, Inc.
                              4174 Jiles Road
                              Kennesaw, Georgia  30144
                              Attn:  Mr. James G. Overley, Chief Financial
                                     Officer
                              Facsimile No.: (770) 795-4619

     With a copy to:          Proskauer Rose, LLP
                              1585 Broadway
                              New York, New York  10036
                              Attn: Stephen Kuhn, Esq.
                              Facsimile No.:  (212) 969-2900

     If to the Agent:         The CIT Group/Business Credit, Inc.
                              1200 Ashwood Parkway, Suite 150
                              Atlanta, Georgia 30338
                              Attn: Mr. Jerrold K. Brown, Vice President
                              Facsimile No.: (770) 522-7673

     With a copy to:          Smith, Gambrell & Russell, LLP
                              1230 Peachtree Street, N.E.
                              Suite 3100
                              Atlanta, Georgia 30309
                              Attn: Bruce W. Moorhead, Jr., Esq.
                              Facsimile: (404) 815-3509

     If to a Lender:          At the address of such Lender set forth
                              on the signature page hereof.

     (3) Agent's Office. The Agent hereby designates its office located at 1200 Ashwood Parkway, Suite 150, Atlanta, Georgia 30338, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers, as the office to which payments due are to be made and at which Loans will be disbursed.

     SECTION 1.103 Expenses. The Borrowers agree, jointly and severally, to pay or reimburse on demand all costs and expenses incurred by the Agent or, following an Event of Default, any Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of the DIP
Facility,  the  Letter  of  Interest,  the  Commitment  Letter,   this
Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan
Documents;  (ii)  the  costs  and  expenses  of  appraisals   of   the
Collateral;  (iii) the costs and expenses of lien and  title  searches and title insurance; (iv) the costs and expenses of environmental reports with respect to the Real Estate; (v) taxes, fees and other charges  for recording the Mortgages, filing the Financing  Statements and  continuations and the costs and expenses of taking other  actions to perfect, protect, and continue the Security Interests; provided, however, that the Borrowers shall not be required to pay the expenses of  any Person which becomes a Lender more than ninety (90) days after the Effective Date incurred in connection with such Person's so becoming a Lender; (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Agent and the Lenders relating to this Agreement or any of the Loan Documents; (c) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take; (d) out-of-pocket costs of field audits, inspections and verifications of the Collateral by the Agent and the Lenders, including, without limitation, standard per diem fees charged by the Agent and the Lenders in the amount of $650 per diem per auditor and travel, lodging, and meals in connection therewith, at or prior to the date on which a Person becomes a Lender and up to two (2) times per year and whenever an Event of Default exists provided, however, that unless and until a Default or an Event of Default shall have occurred and be continuing under this Agreement or any of the other Loan Documents, (i) no field audit charges or expenses of any Lender other than the Agent shall be charged to or reimbursable by Borrowers, except for field audit charges incurred for a single field audit by a
prospective   Lender,  with  a  commitment  of  at  least  $5,000,000,
conducted   in   connection   with  an   prospective   assignment   or
participation hereunder, and (ii) no Lender whose aggregate commitment with respect to the Financing is less than $5,000,000 shall conduct, or require Borrowers to pay for, any separate field audit by such Lender; (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Controlled Disbursement Account, Agency Account and Lockbox; (f) costs and expenses of preserving and protecting the Collateral; (g) consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; and (h) reasonable costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Agent or any Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. The Borrowers hereby authorize the Agent and the Lenders to debit the Borrowers' Loan Accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by the Borrowers when due.

     SECTION 1.104 Stamp and Other Taxes. The Borrowers will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

      SECTION 1.105  Setoff.

         (1) In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender, any participant with such Lender in the Loans and each Affiliate of each Lender are hereby authorized by the Borrowers at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any participant to or for the credit or the account of any Borrower against and on account of the Secured Obligations irrespective or whether or not the Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or the Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by Section 12.2 and although such Secured Obligations shall be contingent or unmatured.

         (2) If any Lender shall obtain payment of any principal of or interest on any Loan made by it or on any other Secured Obligation owing to such Lender through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, it shall promptly so notify the Agent (which shall promptly notify the other
Lenders).   If,  as a result of such payment, such Lender  shall  have received a greater percentage of the principal of or interest on any Revolving Credit Loan to such Lender than the percentage received by any other Lender or Lenders in respect of the principal of or interest on any Revolving Credit Loan owing to such other Lender or Lenders, it shall, at the request of such other Lender or Lenders, promptly purchase from such other Lender or Lenders participations in (or, if and to the extent specified by such first Lender, direct interests in) the principal of or interest on Revolving Credit Loans owing to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that such first Lender and such other Lender or Lenders (such first Lender and such other Lender or Lenders being collectively referred to as the "Sharing Lenders") shall share the benefit of such excess payment (net of any expenses which may be incurred by such first Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid
amounts of such obligations owing to each of the Sharing Lenders.   To
such end all the Sharing Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

    (3) The Borrowers agree that any Lender so purchasing a participation in obligations hereunder of the Borrowers to another Lender or other Lenders may exercise any and all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such first Lender were a direct holder of obligations of the Borrowers in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers.

     (4) If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which
Section  15.4(b)  hereof applies, such Lender  shall   to  the  extent
practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
Section 15.4 to share in the benefits of any recovery on such secured claim.

   SECTION 1.106 Litigation. THE BORROWERS, THE AGENT AND EACH LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWERS, THE AGENT AND SUCH LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE
WHATSOEVER BETWEEN THE BORROWERS AND THE AGENT OR ANY LENDER OF ANY KIND OR NATURE. THE BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWERS AND THE AGENT OR SUCH LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWERS AT THE ADDRESS OF THE BORROWERS SET FORTH IN SECTION 15.1. SHOULD ANY OF THE BORROWERS FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE RENDERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE NONEXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY APPROPRIATE JURISDICTION.

     SECTION 1.107 Reversal of Payments. The Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent the Borrowers make a payment or payments to the Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for the Borrowers' benefit, which payment(s) or proceeds or
any  part  thereof  are  subsequently  invalidated,  declared  to   be
fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender, and shall constitute a Prime Option Loan.

     SECTION 1.108 Injunctive Relief. The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Agent and the Lenders; therefore, the Borrowers agree that if any Event of Default shall have occurred and be continuing, the Agent and the Lenders, if the Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

     SECTION 1.109 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrowers to determine whether it is in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.

         SECTION 1.110  Amendments.

   (1) Except as set forth in subsection (b) below, any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in Section 15.9(d)), by the Borrowers, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrowers, the Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Agent and the Required Lenders in their discretion.

       (2) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders,

     (1) no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the Lenders to make Loans or extend the originally scheduled time or times of payment of the principal of any loan or alter the time or times of payment of interest on any Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any commitment fee payable hereunder or permit any subordination of the principal or interest on such Loan, permit the subordination of the Security Interests in any material Collateral or amend the provisions of Article 12 or of this Section 15.9(b),

     (2) no Collateral shall be released by the Agent other than as specifically permitted in this Agreement,

      (3) except to the extent expressly provided herein, the definition "Borrowing Base" shall not be amended, and

     (4) neither the Agent nor any Lender shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of any instrument or agreement evidencing or relating to obligations of the Borrowers that are expressly subordinate to any of the Secured Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder;

     provided, however, that anything herein to the contrary notwithstanding, Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with the Borrowers or the Guarantors providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default.

    (3) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

     (4) Notwithstanding any provision of this Agreement or the other loan documents to the contrary, no consent, written or otherwise, of the Borrowers shall be necessary or required in connection with any amendment to Article 14 or Section 4.6.

      SECTION 1.111 Assignment. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights under this Agreement.

      SECTION 1.112 Performance of Borrowers' Duties. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their joint and several cost and expense. Upon the occurrence of a Default or Event of Default (as those terms are defined herein and in any of the other Loan Documents) under any of the Loan Documents, if the Borrowers shall fail to do any act or thing which they have covenanted to do under this Agreement or any of the Loan Documents, the Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done, at the Borrowers' joint and several cost and expense, either in the name of the Agent or the Lenders or in the name and on behalf of the Borrowers, and the Borrowers hereby irrevocably authorize the Agent so to act.

       SECTION 1.113 Indemnification. The Borrowers agree, jointly and severally, to reimburse the Agent and the Lenders for all costs and
expenses,   including  reasonable  counsel  fees  and   disbursements,
incurred, and to indemnify and hold the Agent and the Lenders harmless from and against all losses suffered by, the Agent or any Lender in connection with (a) the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, the Pre-Petition Loan Agreement, the DIP Facility, the Letter of Interest or the Commitment Letter, and (c) the collection or enforcement of the Secured Obligations or any of them, other than such costs, expenses and liabilities arising out of the Agent's or any Lender's gross negligence or willful misconduct.

       SECTION 1.114 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Agent and the Lenders and any Persons designated by the Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

       SECTION 1.115 Survival. Notwithstanding any termination of this Agreement, until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Agent, for the benefit of the Lenders, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated, the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article 15 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before, and in connection with the termination of this Agreement and the release and termination of the Security Interests, the Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

       SECTION 1.116 Severability of Provisions. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only
to   the  extent  of  such  prohibition  or  unenforceability  without
invalidating  the  remainder  of  such  provision  or  the   remaining
provisions   hereof   or  thereof  or  affecting   the   validity   or
enforceability of such provision in any other jurisdiction.

       SECTION 1.117 Governing Law. This Agreement and the Notes (except with respect to certain matters regarding local lien perfection and
enforcement)   shall  be  construed,  interpreted  and   enforced   in
accordance with and governed by the internal laws of the State of New York, but without giving effect to choice of law principles thereof.

       SECTION 1.118 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 1.119 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be  executed, (b) documents received by the Agent or any  Lender,  and
(c)   financial   statements,  certificates  and   other   information
previously or hereafter furnished to the Agent or any Lender,  may  be
reproduced   by   the  Agent  or  such  Lender  by  any  photographic,
photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so
produced.   Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      SECTION 1.120 Term of Agreement. This Agreement shall remain in effect from the Agreement Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

                          * * * * * * * * * *

 [Remainder of Page Intentionally Left Blank - Signature Pages Follow]


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement
to   be   executed  by  their  duly  authorized  officers  in  several counterparts all as of the day and year first written above.

                              BORROWERS:

                              TRISM, INC.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________


                              TRISM SECURED TRANSPORTATION, INC.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________


                              TRI-STATE MOTOR TRANSIT CO.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________


                              DIABLO SYSTEMS INCORPORATED, d/b/a
                              DIABLO TRANSPORTATION, INC.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________


                              TRISM EASTERN, INC., d/b/a C. I. WHITTEN
                              TRANSFER


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________

                              TRISM HEAVY HAUL, INC.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________


                              TRISM SPECIALIZED CARRIERS, INC.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________


                              TRISM SPECIAL SERVICES, INC.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________


                              TRISM LOGISTICS, INC.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________


                              TRISM EQUIPMENT, INC.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________


         [SIGNATURES CONTINUE NEXT PAGE]

                              GUARANTORS:

                              AERO BODY AND TRUCK EQUIPMENT, INC.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________


                              E.L. POWELL & SONS TRUCKING CO.,   INC.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________


                              TRISM TRANSPORT, INC.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________



                              TRISM TRANSPORT SERVICES, INC.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________

                              LENDERS:

Commitment Percentage: 60%    THE CIT GROUP/BUSINESS CREDIT, INC.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________


Commitment Percentage: 40%    FLEET CAPITAL CORPORATION


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________


                              AGENT:

                              THE CIT GROUP/BUSINESS CREDIT, INC.


                              By_______________________________________
                              Name:___________________________________
                              Title:__________________________________